UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

__________________________

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MSC INDUSTRIAL DIRECT CO., INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2019 Annual Meeting

and 2018 Proxy Statement

Tuesday, January 29, 2019

9:00 a.m., local time

The Hilton Long Island/Huntington

598 Broad Hollow Road

Melville, New York 11747

Notice of 2019 Annual Meeting of Shareholders

To the shareholders of MSC Industrial Direct Co., Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of MSC Industrial Direct Co., Inc., a New York corporation, will be held on January 29, 2019 at 9:00 a.m., local time, at the Hilton Long Island/Huntington, 598 Broad Hollow Road, Melville, New York 11747, for the following purposes:

1.	to elect nine directors to serve for one-year terms;
2.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2019;
3.	to approve, on an advisory basis, the compensation of our named executive officers; and
4.	to consider and act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on December 11, 2018 are entitled to vote at the annual meeting and any adjournments or postponements thereof.

All shareholders are cordially invited to attend the annual meeting.  However, to assure your representation at the annual meeting, you are urged to vote on the Internet, by telephone or by completing, signing and dating the enclosed proxy card as promptly as possible, and returning it in the postage-paid envelope provided.  Any shareholder attending the annual meeting may vote in person even if he or she has already voted on the Internet, by telephone or by returning a proxy.

By Order of the Board of Directors,

Steve Armstrong

Senior Vice President, General Counsel and
Corporate Secretary

Melville, New York

December 19, 2018

Review the Proxy Statement and Vote in One of Four Ways
Via the Internet Visit www.proxyvote.com	By Mail Sign, date and return your proxy card or voting instruction form
By Telephone Call the telephone number on your proxy card, voting instruction form or notice	In Person Attend the annual meeting at the Hilton Long Island/Huntington, 598 Broad Hollow Road, Melville, New York 11747

IMPORTANT: The prompt return of proxies will ensure that your shares will be voted.  A self-addressed envelope is enclosed for your convenience.  No postage is required if mailed within the United States.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 29, 2019

Our Proxy Statement and Annual Report are available online at:

https://materials.proxyvote.com/553530

We are furnishing this proxy statement to you in connection with the solicitation of proxies by our Board of Directors to be used at our 2019 annual meeting of shareholders, or at any adjournments or postponements thereof.  This proxy statement describes the matters to be presented at the meeting and related information that will help you vote at the meeting.  References in this proxy statement to “the company,” “we,” “us,” “our” and similar terms mean MSC Industrial Direct Co., Inc.

We have elected to take advantage of the “notice and access” rule of the Securities and Exchange Commission (which we refer to as the SEC) that allows us to furnish proxy materials to shareholders online.  We believe that electronic delivery expedites the receipt of proxy materials, while significantly lowering costs and reducing the environmental impact of printing and mailing full sets of proxy materials.  As a result, on or about December 19, 2018, we mailed to our shareholders of record as of the close of business on December 11, 2018, either (i) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials online and how to request paper copies of our proxy materials or (ii) a printed set of proxy materials, which includes the notice of annual meeting, this proxy statement, our 2018 annual report to shareholders and a proxy card.  If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the materials unless you specifically request one.  If your shares are held in the MSC Industrial Direct 401(k) Plan, you will receive a printed set of proxy materials and the enclosed proxy will serve as a voting instruction card for the trustee of the MSC Industrial Direct 401(k) Plan, T. Rowe Price Trust Company, who will vote all shares of Class A common stock of the company allocated to your 401(k) account in accordance with your instructions.  If you hold your shares through a broker, bank or other nominee, rather than directly in your own name, your intermediary will either forward to you printed copies of the proxy materials or will provide you with instructions on how you can access the proxy materials electronically.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   i

2018 Proxy Statement Summary

This summary highlights information contained elsewhere in our proxy statement.  This summary does not contain all of the information that you should consider.  You should read the entire proxy statement carefully before voting.

Annual Meeting

Date and Time	9:00 a.m., January 29, 2019
Location	The Hilton Long Island/Huntington, 598 Broad Hollow Road, Melville, New York 11747
Record Date	December 11, 2018
Voting

Record and beneficial shareholders as of the record date are entitled to vote.  Holders of our Class A common stock and our Class B common stock vote together as a single class, with each holder of Class A common stock entitled to one vote per share of Class A common stock and each holder of Class B common stock entitled to ten votes per share of Class B common stock.

Meeting Agenda and Voting Matters

Proposal	Board Voting Recommendation	Page Reference (for more detail)
Election of nine directors	FOR EACH NOMINEE	Page 8
Ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2019	FOR	Page 32
Approval, on an advisory basis, of the compensation of our named executive officers	FOR	Page 72

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   1

Board Nominees

					Committee Memberships
Name	Age	Director Since	Principal Occupation	Independent	AC	CC	N&CGC
Jonathan Byrnes	70	2010	Senior Lecturer at Massachusetts Institute of Technology	✓	✓		✓
Roger Fradin	65	1998	Operating Executive with The Carlyle Group	✓		✓	✓
Erik Gershwind	47	2010	President and Chief Executive Officer of the company
Louise Goeser	65	2009	Chief Executive Officer of LKG Enterprises	✓		✓	✓C
Mitchell Jacobson (Board Chair)	67	1995	Non-executive Chairman of the Board of Directors of the company
Michael Kaufmann	56	2015	Chief Executive Officer of Cardinal Health, Inc.	✓	✓	✓
Denis Kelly	69	1996	Investment Banker at Scura Paley Securities LLC	✓	✓	✓C
Steven Paladino	61	2015	Executive Vice President and Chief Financial Officer of Henry Schein, Inc.	✓	✓	✓
Philip Peller (Lead Director)	79	2000	Independent Director; Retired Partner of Arthur Andersen LLP	✓	✓C		✓

_____________________________

AC	Audit Committee
CC	Compensation Committee
N&CGC	Nominating and Corporate Governance Committee
C	Chairperson

2   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

Corporate Governance Highlights

Independence	•	7 out of our 9 director nominees are independent.
	•	The independent directors meet regularly in private executive sessions without management.
	•	We have an independent Lead Director, who serves as the presiding director at the executive sessions of the independent directors.
	•	All committees of our Board are composed exclusively of independent directors.
Board Oversight of Risk Management	•

Our Board is responsible for the oversight of the company’s risk management and reviews our major financial, operational, compliance, cybersecurity, reputational and strategic risks, including steps to monitor, manage and mitigate such risks.

Stock Ownership Requirements	•	Each of our non-executive directors must own a minimum number of shares equal to five times his or her base annual retainer within five years of joining our Board.
	•	Our Chief Executive Officer must own at least six times his annual base salary in our common stock.
•

Within five years of attaining the position, each of our Executive Vice Presidents must own at least three times his or her annual base salary in our common stock, each of our Senior Vice Presidents must own at least two times his or her annual base salary in our common stock and each of our Vice Presidents must own at least one time his or her annual base salary in our common stock.

Board Practices and Accountability; Annual Evaluations; Annual Elections	•	Our Nominating and Corporate Governance Committee annually reviews the performance of our Board and Board committees.
	•	Our Board and each Board committee conduct annual written self-evaluations to help ensure that our Board and each Board committee have the appropriate scope of activities.
	•	All directors stand for election annually.
Board Refreshment Process; Board and Board Committee Compositon	•	Our Nominating and Corporate Governance Committee annually reviews the composition of our Board and Board committees.
•

The annual written self-evaluations conducted by our Board and each Board committee also ensure that our Board and Board committees have the appropriate number and mix of members, skills and experience.

	•	Most recently, we elected Messrs. Kaufmann and Paladino as independent directors in fiscal year 2016 to ensure that our Board continues to be comprised of members with diverse and critical skills.
	•	Each of our independent directors is a member of no more than two of our Board committees, thereby enhancing committee member focus on committee matters.
Regular Board Reviews of Executive Succession	•	Our Board regularly reviews senior level promotion and succession plans and is responsible for succession planning for the CEO position.
	•	Our Board has contingency plans in place for emergencies such as the departure, death, or disability of the CEO or other executive officers.
Other Corporate Governance Practices	•

We maintain a clawback policy to recoup incentive compensation in the event of a significant financial restatement (whether or not a covered officer engaged in misconduct), as well as in cases of breach of non-competition and other covenants.

	•	We are committed to shareholder engagement and maintain a formal investor relations outreach program.
	•	We have published on our website a corporate social responsibility report.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   3

Fiscal Year 2018 Company Performance

In fiscal year 2018, we generated strong operating results in a strengthening macro-economic environment.  At the same time, we completed the company’s transition from a spot buy supplier to a mission critical partner on manufacturing floors across North America.  By focusing on products and services that are technical and high-touch, we have cemented our leadership in metalworking and gained solid traction in the Class C VMI space.  We also established a new platform in OEM fasteners.  Most recently, we transitioned our sales force to deliver upon the new, more complex and high-touch role that we play for our customers to enable our customers to achieve higher levels of growth, productivity and profitability.  Our operating performance in fiscal 2018 was highlighted by the following achievements:

•	diluted earnings per share increased to $5.80 from $4.05 in fiscal 2017;
•

we continued to build stronger partnerships with our customers, providing deep technical expertise across the industries that we serve, and optimizing our customers’ operations with inventory management and other supply chain solutions;

•	we generated $339.7 million of cash from operations in fiscal 2018;
•	we paid out $125.4 million in cash dividends, increasing our dividend per share twice during fiscal 2018; and
•	we completed the acquisition of All Integrated Solutions in April 2018.

Net sales increased 10.9% to $3.20 billion in fiscal 2018 from $2.89 billion in fiscal 2017.  Average daily sales (ADS), including acquisitions, increased 10.5% in fiscal 2018, as compared to fiscal 2017.  Even as our operating expenses increased due to the acquisitions of DECO Tool Supply in our fourth quarter of fiscal 2017 and All Integrated Solutions in our third quarter of fiscal 2018, our operating expenses as a percentage of sales decreased to 30.4% of net sales for fiscal 2018, compared to 31.4% of net sales for fiscal 2017, with productivity and leverage contributing to this favorable outcome.  Operating income in fiscal 2018 was $420.6 million, representing an increase of 11.0% from operating income of $379.0 million in fiscal 2017.  For fiscal 2018, the company achieved diluted earnings per share of $5.80 versus $4.05 in fiscal 2017.

4   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

Fiscal Year 2018 Compensation Decisions

Consistent with our pay-for-performance compensation philosophy, the Compensation Committee of our Board took the following key actions with respect to NEO compensation for fiscal 2018:

•

Bonus Payouts Above Target.  Based on company performance against target performance goals and achievement levels of each NEO’s individual goals and objectives under our performance bonus plan, and the Committee’s determination of the appropriate individual performance multiplier, payouts under our performance bonus plan were 113.3% of target for Mr. Gershwind, 107.1% for Messrs. Jilla, Jones and Armstrong, and 117.8% of target for Mr. Baruch.

•

CEO Total Cash Compensation Approximated Market 75th Percentile; Other NEOs At or Below Market Median.  Total actual cash compensation for Mr. Gershwind approximated the 75th percentile of the competitive market data developed by our independent compensation consultant.  Messrs. Jilla’s, Jones’ and Baruch’s total cash compensation approximated the 50th percentile of the competitive market data, and Mr. Armstrong’s total cash compensation approximated the 25th percentile of the competitive market data.

•

CEO Total Direct Compensation (“TDC”) Below Market 25th Percentile; Other NEOs Generally At or Below Market Median.  We calculate TDC as the sum of fiscal year end base salary, actual annual performance bonuses and long-term equity awards (and in the case of Mr. Jilla, we also annualize his special new hire grant of restricted shares made in fiscal 2015 over its five-year vesting period, which is consistent with the market data methodology).  For fiscal 2018, Mr. Gershwind’s TDC was 7.8% below the 25th percentile of the competitive market data; Mr. Jilla’s TDC approximated the 50th percentile; Mr. Jones’ TDC was between the median and 75th percentile; Mr. Armstrong’s TDC approximated the 25th percentile; and Mr. Baruch’s TDC approximated the 50th percentile of the competitive market data.

Please see “Compensation Discussion and Analysis” beginning on page 35 of this proxy statement.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   5

Compensation Summary

The following table shows the compensation for the following individuals for the fiscal years ended September 1, 2018 and September 2, 2017.  For an explanation of the amounts in the table below, please see “Summary Compensation Table” on page 57 of this proxy statement.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Erik Gershwind	2018	740,723	1,099,992	899,995	1,700,063	20,746	4,461,519
President and Chief Executive Officer	2017	719,148	825,003	675,002	1,723,180	19,442	3,961,775

Rustom Jilla	2018	505,169	412,487	337,500	389,083	21,462	1,665,701
Executive Vice President and Chief Financial Officer	2017	490,510	443,316	362,700	322,654	20,956	1,640,136

Douglas Jones	2018	414,647	302,480	247,499	243,417	14,129	1,222,172
Executive Vice President and Chief Supply Chain Officer	2017	388,430	338,818	277,204	201,272	13,196	1,218,920

Steve Armstrong	2018	410,264	261,247	213,738	220,635	20,469	1,126,353
Senior Vice President, General Counsel and Corporate Secretary	2017	398,359	242,308	198,221	161,009	20,366	1,020,263

Steven Baruch(1)	2018	348,668	219,935	179,989	227,665	11,628	987,885
Executive Vice President and Chief Strategy & Marketing Officer

_____________________________

(1)	Mr. Baruch was not a named executive officer for fiscal year 2017. Therefore, no compensation information for fiscal year 2017 appears in the table for Mr. Baruch.

6   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal No. 2)

Our Audit Committee has appointed the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal year 2019.  Our Board considers it desirable for shareholders to pass upon the selection of the independent registered public accounting firm.  Our Board recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2019.  Please see “Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal No. 2)” beginning on page 32 of this proxy statement.

Approval, on an Advisory Basis, of the Compensation of Named Executive Officers (Proposal No. 3)

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.  This vote is advisory, which means that this vote on executive compensation is not binding on the company, our Board or our Compensation Committee.  Based on company and individual performance, our Compensation Committee believes that compensation levels for fiscal year 2018 were appropriate and consistent with the philosophy and objectives of the company’s compensation programs.  Our Board recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.  Please see “Approval, on an Advisory Basis, of the Compensation of Named Executive Officers (Proposal No. 3)” on page 72 of this proxy statement.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   7

Proxy Statement for the Annual Meeting
of Shareholders to be held on January 29, 2019

ELECTION OF DIRECTORS (PROPOSAL NO. 1)

Nine directors will be elected at our 2019 annual meeting of shareholders for a term of one year expiring at our 2020 annual meeting, and will serve until their respective successors have been elected, or until their earlier resignation or removal.  Each of the nominees for director was previously elected as a director of the company by our shareholders.

Each nominee has indicated that he or she is willing to serve as a member of our Board, if elected, and our Board has no reason to believe that any nominee may become unable or unwilling to serve.  In the event that a nominee should become unavailable for election for any reason, the shares represented by a properly executed and returned proxy will be voted for any substitute nominee who shall be designated by the current Board.  There are no arrangements or understandings between any director or nominee for director and any other person pursuant to which such person was selected as a director or nominee for director of the company.

Our Nominating and Corporate Governance Committee has reviewed the qualifications and independence of the nominees for director and, with each member of the Nominating and Corporate Governance Committee abstaining as to himself or herself, has recommended each of the other nominees for election to our Board.

Board and Committee Evaluations; Qualifications of Nominees

Our Nominating and Corporate Governance Committee annually reviews the composition and performance of our Board and Board committees and is responsible for recruiting, evaluating and recommending candidates to be presented for appointment, election or reelection to serve as members of our Board.  Our Board and each Board committee conduct annual written self-evaluations to help ensure that our Board and Board committees have the appropriate number and mix of members, skills and experience and the appropriate scope of activities.  These self-evaluations also provide Board and Board committee members with insight for enhancing the effectiveness of their meetings.  In evaluating our Board, our Nominating and Corporate Governance Committee has considered that our directors have a wide range of experience as senior executives of large publicly traded companies, and in the areas of investment banking, accounting, business education and business management consulting.  In these positions, they have also gained industry experience and knowledge in core management skills that are important to their service on our Board, such as business-to-business distribution, supply chain management, mergers and acquisitions, strategic and financial planning, financial reporting, compliance, risk management, intellectual property matters and leadership development.  Several of our directors also have experience serving on the boards of directors and board committees of other public companies, which provides them with an understanding of current corporate governance practices and trends and executive compensation matters.  Our Nominating and Corporate Governance Committee also believes that our directors have other key attributes that are important to an effective board of directors, including the highest professional and personal ethics and values, a broad diversity of business experience and expertise, an understanding of our business, a high level of education, broad-based business acumen and the ability to think strategically.

In furtherance of our ongoing self-evaluations by our Board and Board committees and in order to ensure that our Board continues to be comprised of board members with diverse and critical skills, we elected two new independent directors, Messrs. Kaufmann and Paladino, on September 24, 2015.  In addition, with the election of Messrs. Kaufmann and Paladino, we reviewed and changed our Board committee composition so that each of our independent directors is a member of no more than two of our Board committees, thereby enhancing committee member focus on committee matters.

In addition to the qualifications described above, our Nominating and Corporate Governance Committee also considered the specific skills and attributes described in the biographical details that follow in determining whether each individual nominee should serve on our Board.

8   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

2019 Nominees for Director

Nominee	Principal Occupation	Age	Director Since
Jonathan Byrnes	Senior Lecturer at Massachusetts Institute of Technology	70	March 2010
Roger Fradin	Operating Executive with The Carlyle Group	65	July 1998
Erik Gershwind	President and Chief Executive Officer of the company	47	October 2010
Louise Goeser	Chief Executive Officer of LKG Enterprises	65	January 2009
Mitchell Jacobson (Board Chair)	Non-executive Chairman of the Board of Directors of the company	67	October 1995
Michael Kaufmann	Chief Executive Officer of Cardinal Health, Inc.	56	September 2015
Denis Kelly	Investment Banker at Scura Paley Securities LLC	69	April 1996
Steven Paladino	Executive Vice President and Chief Financial Officer of Henry Schein, Inc.	61	September 2015
Philip Peller (Lead Director)	Independent Director; Retired Partner of Arthur Andersen LLP	79	April 2000

Jonathan Byrnes
Business Experience

Dr. Byrnes has been a Senior Lecturer at MIT since 1992.  In this capacity, he has taught graduate courses in Supply Chain Management and Integrated Account Management and programs for business executives, and he has supervised thesis research.  He has been president of Jonathan Byrnes & Co., a consulting company, since 1976, and Founding Chairman of Profit Isle, Inc., a software company, since 2009.  Dr. Byrnes earned a doctorate at Harvard University, and is a former President of the Harvard Alumni Association. He also served a two-year term on Harvard University’s Advisory Committee on Shareholder Responsibility.

Specific Skills and Attributes

Dr. Byrnes is a recognized expert in the areas of supply chain and integrated account management, areas which are critical to industrial distribution.  Dr. Byrnes provides our Board with key perspectives relating to our operations and business strategy.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   9

Roger Fradin
Business Experience

Mr. Fradin has served as an Operating Executive with The Carlyle Group, a global alternative asset manager, since February 2017. Mr. Fradin served as Vice Chairman of Honeywell International Inc. from April 2014 until February 2017, after previously serving as the President and Chief Executive Officer of the Automation and Control Solutions Division of Honeywell International Inc. from January 2004 until April 2014.  Previously, he was President and CEO of the Security and Fire Solutions Division of Honeywell International Inc.  From 1987 until 2000, Mr. Fradin served as the President of the ADEMCO Group.

Specific Skills and Attributes

Mr. Fradin’s operational expertise and broad experience as a senior executive of a major diversified technology and manufacturing company makes him a valued asset to the Board.  In addition, he provides critical insight and perspective relating to our customer base.

Other Directorships

Mr. Fradin was appointed chairman of the board of directors of Resideo Technologies, Inc. on November 1, 2018 and a director of GS Acquisition Holdings Corp. in June 2018.  Mr. Fradin is also a director and member of the Audit and Finance Committees of Pitney Bowes Inc., and a director and member of the Audit and Finance Committees of Harris Corporation.  During the past five years, Mr. Fradin previously served as a director of Signode Industrial Group (a private company) until it was acquired by Crown Holdings, Inc. in April 2018.

Erik Gershwind
Business Experience

Mr. Gershwind was appointed our President and Chief Executive Officer in January 2013.  From October 2009 to October 2011, Mr. Gershwind served as our Executive Vice President and Chief Operating Officer and from October 2011 to January 2013, he served as our President and Chief Operating Officer.  Mr. Gershwind was elected by the Board to serve as a director in October 2010.  Previously, Mr. Gershwind served as our Senior Vice President, Product Management and Marketing from December 2005 and our Vice President of Product Management from April 2005.  From August 2004 to April 2005, Mr. Gershwind served as Vice President of MRO and Inventory Management.  Mr. Gershwind has held various positions of increasing responsibility in Product, e-Commerce and Marketing.  Mr. Gershwind joined the company in 1996 as manager of our acquisition integration initiative.

Specific Skills and Attributes

Mr. Gershwind has held senior management positions responsible for key business functions of the company and is a key contributor to our current strategy and success.  In addition, as our Chief Executive Officer, he brings critical perspectives to our Board on our strategic direction and growth strategy.

Family Relationship

Mr. Gershwind is the nephew of Mitchell Jacobson, our Non-executive Chairman of the Board, and the son of Marjorie Gershwind Fiverson, Mr. Jacobson’s sister.  Mr. Jacobson and Ms. Gershwind Fiverson are also our principal shareholders.  There are no other family relationships among any of our directors or executive officers.

10   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

Louise Goeser
Business Experience

Ms. Goeser is the Chief Executive Officer of LKG Enterprises, a private advisory firm that she founded in October 2018. Ms. Goeser previously served as President and Chief Executive Officer of Grupo Siemens S.A. de C.V., where she was responsible for Siemens Mesoamérica, from March 2009 until her retirement in May 2018. Siemens Mesoamérica is the Mexican, Central American and Caribbean unit of multinational Siemens AG, a global engineering company operating in the industrial, energy and healthcare sectors. Ms. Goeser previously served as President and Chief Executive Officer of Ford of Mexico from January 2005 to November 2008.  Prior to this position, she served as Vice President, Global Quality for Ford Motor Company from 1999 to 2005. Prior to 1999, Ms. Goeser served as General Manager, Refrigeration and Vice President, Corporate Quality at Whirlpool Corporation and held various leadership positions with Westinghouse Electric Corporation.

Specific Skills and Attributes

Ms. Goeser has extensive experience in senior executive positions and as a director of large public companies, and she possesses the knowledge and expertise necessary to contribute an important viewpoint on a wide variety of governance and operational issues, as well as the reporting and other responsibilities of a public company.

Other Directorships

Ms. Goeser was appointed a director of Watts Water Technologies, Inc. in March 2018. During the last five years, Ms. Goeser previously served as a director and a member of the Audit Committee and the Compensation, Governance and Nominating Committee of Talen Energy Corporation and as a director and member of the Compensation, Governance and Nominating Committee of PPL Corporation.

Mitchell Jacobson
Business Experience

Mr. Jacobson was appointed our President and Chief Executive Officer in October 1995 and held both positions until November 2003.  He continued as our Chief Executive Officer until November 2005.  Mr. Jacobson was appointed our Chairman of the Board in January 1998 and became Non-executive Chairman of the Board effective January 1, 2013.  Previously, Mr. Jacobson was President and Chief Executive Officer of Sid Tool Co., Inc., our predecessor company and current wholly-owned and principal operating subsidiary from June 1982 to November 2005.

Specific Skills and Attributes

Mr. Jacobson has been instrumental to our past and ongoing growth, which reflects the values, strategy and vision that Mr. Jacobson contributes.  His leadership as Chairman, experience in industrial distribution and strategic input are critically important to our Board.  In addition, as one of our principal shareholders, Mr. Jacobson provides critical insight and perspective relating to the company’s shareholders.

Family Relationship

Mr. Jacobson is the uncle of Erik Gershwind, our President and Chief Executive Officer and a director of the company, and the brother of Marjorie Gershwind Fiverson, Mr. Gershwind’s mother.  There are no other family relationships among any of our directors or executive officers.

Other Directorships	Mr. Jacobson was appointed a director of Ambrosia Holdings, L.P. in August 2017. Mr. Jacobson previously served as a director of HD Supply Holdings, Inc. from October 2007 to December 2013.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   11

Michael Kaufmann
Business Experience

Mr. Kaufmann has served as Chief Executive Officer of Cardinal Health, Inc. since January 2018.  He previously served as Chief Financial Officer of Cardinal Health, Inc. from November 2014 to December 2017 and as Chief Executive Officer of the Pharmaceutical Segment of Cardinal Health, Inc. from August 2009 to November 2014.  Previously, he was Group President for the Medical distribution businesses of Cardinal Health, Inc. from April 2008 until August 2009.  Mr. Kaufmann served in other executive positions with Cardinal Health, Inc. from 1990 through 2008, and prior to that he worked for almost six years in public accounting with Arthur Andersen.

Specific Skills and Attributes

Mr. Kaufmann’s operational expertise and broad experience as a senior executive of a major healthcare services and products company makes him a valued asset to the Board.  His knowledge of the distribution business and supply chain management expertise provide the Board with critical insights.  In addition, having previously served as a chief financial officer of a large public company, Mr. Kaufmann brings additional finance and accounting expertise to our Board. Mr. Kaufmann qualifies as an “audit committee financial expert” as defined by applicable SEC rules.

Other Directorships	Mr. Kaufmann is also a director of Cardinal Health, Inc.

Denis Kelly
Business Experience

Mr. Kelly is an Investment Banker at Scura Paley Securities LLC, a private investment banking firm which he co-founded in 2001.  From 1993 to 2000, he was a Managing Director of Prudential Securities Inc.  Previously, he served as the President of Denbrook Capital Corporation, a merchant banking firm, from 1991 to 1993.  From 1980 to 1991, Mr. Kelly held various positions at Merrill Lynch, including Managing Director of Mergers and Acquisitions and Managing Director of Merchant Banking.  Mr. Kelly began his investment banking career at Lehman Brothers in 1974.

Specific Skills and Attributes

Mr. Kelly’s varied investment banking career, including extensive mergers and acquisitions experience, along with his service on other public and private boards of directors provide the Board with expertise in finance, business development and corporate governance.

Other Directorships	Mr. Kelly is also a director of Weight Watchers International, Inc. and Chairman of its Audit Committee.

12   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

Steven Paladino
Business Experience

Mr. Paladino has served as Executive Vice President and Chief Financial Officer of Henry Schein, Inc. since 2000.  Prior to his current position, from 1993 to 2000, Mr. Paladino was Senior Vice President and Chief Financial Officer, from 1990 to 1992, he served as Vice President and Treasurer and, from 1987 to 1990, he served as Corporate Controller of Henry Schein, Inc. Before joining Henry Schein, Inc., Mr. Paladino was employed as a Certified Public Accountant for seven years, most recently with the international accounting firm of BDO Seidman LLP (now known as BDO USA, LLP).

Specific Skills and Attributes

Mr. Paladino brings to the Board extensive financial, accounting and distribution industry expertise.  Mr. Paladino’s skills in corporate finance and accounting provide the Board with expertise and depth in public company accounting issues, and his distribution-related experience provide the Board with critical knowledge and perspectives. Further, his experience as a public company director provides the Board with additional knowledge and perspectives on corporate governance matters. Mr. Paladino qualifies as an “audit committee financial expert” as defined by applicable SEC rules.

Other Directorships	Mr. Paladino is also a director of Henry Schein, Inc.

Philip Peller
Business Experience

Mr. Peller, who has served as our Lead Director since December 2007, was a partner of Andersen Worldwide S.C. and Arthur Andersen LLP from 1970 until his retirement in 1999.  He served as Managing Partner of Practice Protection and Partner Affairs for Andersen Worldwide S.C. from 1998 to 1999 and as Managing Partner of Practice Protection from 1996 to 1998.  He also served as the Managing Director of Quality, Risk Management and Professional Competence for Arthur Andersen’s global audit practice.

Specific Skills and Attributes

Mr. Peller’s extensive experience in global audit, financial, risk and compliance matters provides invaluable expertise to our Board.  In addition, Mr. Peller’s accounting background and experience allow him to provide the Board with unique insight into public company accounting issues and challenges, and also qualify him as an “audit committee financial expert” as defined by applicable SEC rules.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   13

Director Qualifications

The chart below demonstrates how our Board’s nominees for election at our 2019 annual meeting of shareholders provide the skills, experiences and perspectives that our Nominating and Corporate Governance Committee and our Board consider important for an effective board of directors.

	Industry Knowledge		Business Management Experience			Financial/Accounting Experience
Name	Business to Business Distribution	Supply Chain Management	Senior Executive Management	Public Company Corporate Governance and Compensation	Mergers and Acquisitions	Financial Literacy	Financial Reporting
Jonathan Byrnes	✓	✓			✓	✓
Roger Fradin	✓	✓	✓	✓	✓	✓	✓
Erik Gershwind	✓	✓	✓	✓	✓	✓
Louise Goeser		✓	✓	✓	✓	✓
Mitchell Jacobson	✓	✓	✓	✓	✓	✓	✓
Michael Kaufmann	✓	✓	✓	✓	✓	✓	✓
Denis Kelly			✓	✓	✓	✓	✓
Steven Paladino	✓	✓	✓	✓	✓	✓	✓
Philip Peller			✓	✓	✓	✓	✓

The Board recommends a vote “FOR” the re-election of each of Ms. Goeser and Messrs. Byrnes, Fradin, Gershwind, Jacobson, Kaufmann, Kelly, Paladino and Peller.

14   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

CORPORATE GOVERNANCE

Director Independence

Pursuant to New York Stock Exchange listing standards, a majority of the members of our Board must be independent.  The Board must determine that each independent director has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company).  The Board follows the criteria set forth in Section 303A of the New York Stock Exchange listing standards to determine director independence.  Our independence criteria are also set forth in Section 1.1 of our Corporate Governance Guidelines, a copy of which is available on our website at www.mscdirect.com/corporategovernance.   In addition to applying these guidelines, the Board will consider all relevant facts and circumstances in making an independence determination.

The Board undertakes a review of director independence on an annual basis and as events arise which may affect director independence.  Based upon this review, the Board determined that Ms. Goeser and Messrs. Byrnes, Fradin, Kaufmann, Kelly, Paladino and Peller are independent in accordance with Section 303A.02 of the New York Stock Exchange listing standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, as well as under our Corporate Governance Guidelines.

In evaluating the independence of Ms. Goeser, the Board considered that Ms. Goeser (i) served as President and Chief Executive Officer of Grupo Siemens S.A. de C.V., an affiliate of Siemens AG, which is a customer and supplier of our company, until her retirement in May 2018 and (ii) is a director of Watts Water Technologies, Inc., which is a customer and supplier of our company.  Sales to and purchases from such companies were made in the ordinary course of business and amounted to significantly less than 0.5% of the recipient company’s gross revenues during its most recent fiscal year.

In evaluating the independence of Mr. Byrnes, the Board considered that Mr. Byrnes is a Senior Lecturer at MIT, which is a customer of our company.  Sales to MIT were made in the ordinary course of business and amounted to significantly less than 0.5% of our gross revenues during our most recent fiscal year.

In evaluating the independence of Mr. Fradin, the Board considered that Mr. Fradin (i) served as a director of Signode Industrial Group, which was a customer and supplier of our company, until it was acquired by Crown Holdings, Inc. in April 2018, (ii) is a director of Pitney Bowes Inc., which is a customer of our company and (iii) is a director of Harris Corporation, which is a customer of our company.  Sales to and purchases from such companies were made in the ordinary course of business and amounted to significantly less than 0.5% of the recipient company’s gross revenues during its most recent fiscal year.

In evaluating the independence of Mr. Kaufmann, the Board considered that Mr. Kaufmann is the Chief Executive Officer of Cardinal Health, Inc., which is a customer of our company.  Sales to Cardinal Health, Inc. were made in the ordinary course of business and amounted to significantly less than 0.5% of our gross revenues during our most recent fiscal year.

In evaluating the independence of Mr. Paladino, the Board considered that Mr. Paladino is the Executive Vice President and Chief Financial Officer of Henry Schein, Inc., which is a customer and supplier of our company.  Sales to and purchases from Henry Schein, Inc. were made in the ordinary course of business and amounted to significantly less than 0.5% of the recipient company’s gross revenues during its most recent fiscal year.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   15

Board Committees and Attendance

The standing committees of our Board are the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The table below provides the current membership of our Board and each of these committees and the number of meetings held by our Board and each of these committees during fiscal year 2018.

Name	Board	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Jonathan Byrnes
Roger Fradin
Erik Gershwind
Louise Goeser
Mitchell Jacobson
Michael Kaufmann
Denis Kelly
Steven Paladino
Philip Peller
Fiscal Year 2018 Meetings	8	7	7	4

Lead Director      Chairperson    Audit Committee Financial Expert   Member

During fiscal year 2018, each of our current directors attended at least 75% of the aggregate number of meetings of our Board and of the committees of our Board on which he or she is a member.

16   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

Board Committees

Audit Committee

Principal Functions

The principal functions of the Audit Committee are to:

•

assist in Board oversight of (i) the preparation and integrity of our financial statements, (ii) our compliance with our ethics policies and legal and regulatory requirements, (iii) our independent registered public accounting firm’s qualifications, performance and independence, and (iv) the performance of our internal audit function;

•	appoint (and be responsible for terminating) our independent registered public accounting firm;
•	recommend to the Board that the audited financial statements be included in our Annual Report on Form 10-K for filing with the SEC;
•	oversee risk management practices for our major financial risk exposures and the steps that have been taken to monitor and mitigate such exposures;
•	oversee cybersecurity risks and the company’s overall cybersecurity risk management program;
•	prepare an annual Audit Committee report to be included in our annual proxy statement; and
•	undertake an annual evaluation of its performance.

Composition and Charter

The Audit Committee is currently comprised of Messrs. Byrnes, Kaufmann, Kelly, Paladino and Peller, each of whom the Board has determined to be independent under both the rules of the SEC and the listing standards of the New York Stock Exchange and to meet the financial literacy requirements of the New York Stock Exchange. Mr. Peller is the Chairperson of the Audit Committee.  The Board has determined that each of Messrs. Peller, Kaufmann and Paladino qualifies as an “audit committee financial expert” within the meaning of the rules of the SEC.

The Audit Committee is directly responsible for the appointment, termination, compensation, retention and oversight of the work of our independent auditors.  The Audit Committee has adopted a written charter, a copy of which is available on our website at www.mscdirect.com/corporategovernance.  The Audit Committee has the authority to engage independent counsel and other advisors as it deems necessary to carry out its duties.  We are obligated to provide appropriate funding for the Audit Committee for these purposes.

Policy on Service on Other Audit Committees

Under our corporate governance guidelines, members of the Audit Committee may not serve as members of an audit committee for more than three public companies, including the Audit Committee of our Board.

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Compensation Committee

Principal Functions

The principal functions of the Compensation Committee are to:

•	review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
•	evaluate our Chief Executive Officer’s performance in light of those goals and objectives;
•	determine and approve our Chief Executive Officer’s compensation level based on its evaluation of his performance;
•	set the compensation levels of all of our other executive officers, including with respect to our incentive compensation plans and equity-based plans;
•	review and recommend to the Board for approval any change in control agreements or severance plans or agreements with our Chief Executive Officer and our other executive officers;
•	recommend to our Board the compensation of our non-executive directors;
•	have the sole responsibility to retain and terminate the compensation consultant;
•	administer our equity incentive plans;
•	oversee risk management practices for risks relating to our overall compensation structure, including review of our compensation practices, in each case with a view toward assessing associated risks;
•	prepare a Compensation Committee report on executive compensation to be included in our annual proxy statement; and
•	undertake an annual evaluation of its performance.

Composition and Charter

Our Compensation Committee is currently comprised of Ms. Goeser and Messrs. Fradin, Kaufmann, Kelly and Paladino, each of whom is an independent director.  Mr. Kelly is the Chairperson of the Compensation Committee.  The Compensation Committee has adopted a written charter, a copy of which is available on our website at www.mscdirect.com/corporategovernance.

Delegation of Authority

The Compensation Committee does not delegate its responsibilities to any other directors or members of management.  Under our 2015 Omnibus Incentive Plan, the Compensation Committee is permitted to delegate its authority under such plan to a committee of one or more directors or one or more officers, in all cases to the extent permitted under applicable law, including New York Stock Exchange listing requirements.  However, as a matter of policy, the Compensation Committee authorizes all grants of awards under the 2015 Omnibus Incentive Plan.

18   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

Compensation Processes and Procedures

The Compensation Committee makes all compensation decisions for our executive officers.  In fiscal year 2018, the views and recommendations of Mitchell Jacobson, our Chairman of the Board, and Erik Gershwind, our President and Chief Executive Officer, were considered by the members of the Compensation Committee in its review of the performance and compensation of individual executives.  The views and recommendations of Mr. Jacobson and Mr. Gershwind will continue to be considered by the members of the Compensation Committee in its review of the performance and compensation of individual executives.  In fiscal year 2018, Mr. Jacobson also provided input on Mr. Gershwind’s compensation.  In addition, the Compensation Committee obtains input from Mr. Gershwind on the compensation of the other named executive officers and other executive officers and senior officers.  Our Human Resources department and our Senior Vice President and Chief People Officer, Kari Heerdt, assist the Chairperson of the Compensation Committee in developing the agenda for Compensation Committee meetings and work with the Compensation Committee in developing agenda materials for the committee’s review, including coordinating and presenting management’s proposals and recommendations to the Compensation Committee with respect to executive and non-executive director compensation.  Ms. Heerdt and Mr. Gershwind regularly attend Compensation Committee meetings, excluding portions of meetings where their own compensation is discussed.  The Compensation Committee considers, but is not bound by, management’s proposals and recommendations with respect to executive compensation.

The Compensation Committee has the authority to retain and terminate any third-party compensation consultant and to obtain advice and assistance from internal and external legal, accounting and other advisors.  In connection with compensation decisions made by the Compensation Committee for fiscal year 2018, the Compensation Committee relied on competitive market data and analysis prepared by its independent compensation consultant, Frederic W. Cook & Co., Inc., a compensation consulting firm that we refer to in this proxy statement as FW Cook.  FW Cook provides research, market data and survey information and makes recommendations to the Compensation Committee regarding our executive compensation programs and our non-executive director compensation programs.  FW Cook advises the Compensation Committee on the competitiveness of our compensation arrangements and provides input, analysis and recommendations for the compensation paid to our named executive officers, other executives and non-management directors.  FW Cook provides data and analysis with respect to public companies having similar characteristics (including size, profitability, geography, business lines and growth rates) to those of our company.  As discussed under “Compensation Risk Assessment” on page 55 of this proxy statement, FW Cook also updated and confirmed the comprehensive risk assessment of our incentive-based compensation plans which FW Cook conducted in 2016 (and prepares on a triennial basis) to assist the Compensation Committee in its compensation risk assessment.  The Compensation Committee considers, but is not bound by, the consultant’s recommendations with respect to executive and non-executive director compensation.

During fiscal year 2018, the Compensation Committee reviewed the independence of FW Cook, its other advisors and the individuals employed by such advisors who furnish services to us, which included a consideration of the factors required by New York Stock Exchange listing standards.  Based on its review, the Compensation Committee determined that FW Cook, its other advisors and the individuals employed by such advisors who furnish services to us are independent and that their service does not raise any conflicts of interest that would prevent them from providing independent and objective advice to the committee.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2018, Ms. Goeser and Messrs. Fradin, Kaufmann, Kelly and Paladino served as members of our Compensation Committee.  None of the members of the Compensation Committee was, during or prior to fiscal year 2018, an officer of the company or any of our subsidiaries or had any relationship with us other than serving as a director and as a de minimis shareholder.  In addition, none of our directors has interlocking or other relationships with other boards, compensation committees or our executive officers that would require disclosure under Item 407(e)(4) of Regulation S-K.

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Nominating and Corporate Governance Committee

Principal Functions

The principal functions of the Nominating and Corporate Governance Committee are to:

•	identify individuals qualified to become members of our Board consistent with criteria approved by our Board;
•	review the qualifications and independence of the nominees for director;
•

recommend to our Board nominees for membership on our Board (only those candidates recommended by the Nominating and Corporate Governance Committee will be considered by our Board as nominees for director);

•	develop and recommend to our Board corporate governance principles and other corporate governance policies that are applicable to our company;
•

review and approve any related party transactions between the company and any officer, director, principal shareholder or immediate family member or other affiliate of such persons proposed to be entered into and, if appropriate, ratify any such transaction previously commenced and ongoing;

•	oversee the evaluation of our Board, Board Committees and our management;
•	oversee risk management practices for risks relating to governance and compliance matters;
•	assist in Board oversight of our compliance with our ethics policies; and
•	undertake an annual evaluation of its performance.

Composition and Charter

Our Nominating and Corporate Governance Committee is currently comprised of Ms. Goeser and Messrs. Byrnes, Fradin and Peller, each of whom is an independent director.  Ms. Goeser is the Chairperson of the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee has adopted a written charter, a copy of which is available on our website at www.mscdirect.com/corporategovernance.

Policy Regarding Shareholder Nominations for Director

The Nominating and Corporate Governance Committee of our Board believes that the best director candidates will be those who have a number of qualifications, including independence, knowledge, judgment, integrity, character, leadership skills, education, experience, financial literacy, standing in the community and an ability to foster a diversity of backgrounds and views and to complement our Board’s existing strengths.  There are no specific, minimum or absolute criteria for Board membership.  The Nominating and Corporate Governance Committee seeks to achieve a balance and diversity of knowledge, experience and capability on our Board, while maintaining a sense of collegiality and cooperation that is conducive to a productive working relationship within the Board and between the Board and management.  The Nominating and Corporate Governance Committee also believes that it is important for directors to have demonstrated an ethical and successful career.  Such a career may include:

•

experience as a senior executive of a publicly traded corporation, a management consultant, an investment banker, a partner at a law firm or registered public accounting firm or a professor at an accredited law or business school;

•	experience in the management or leadership of a substantial private business enterprise, educational, religious or not-for-profit organization; or
•	such other professional experience as the Nominating and Corporate Governance Committee determines qualifies an individual for Board service.

20   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

At all times, the Nominating and Corporate Governance Committee will make every effort to ensure that our Board and its committees include at least the required number of independent directors, as that term is defined by applicable standards promulgated by the New York Stock Exchange and the SEC.  In addition, prior to nominating an existing director for re-election to our Board, the Nominating and Corporate Governance Committee will consider and review such existing director’s attendance and performance, independence, experience, skills and contributions as an existing director to our Board.

The Nominating and Corporate Governance Committee may employ third-party search firms to identify director candidates, if so desired.  The Nominating and Corporate Governance Committee will review and consider recommendations from a wide variety of contacts, including current executive officers, directors, community leaders and shareholders, as a source for potential director candidates.

The Nominating and Corporate Governance Committee will consider qualified director candidates recommended by shareholders in compliance with our procedures and subject to applicable inquiries.  The Nominating and Corporate Governance Committee does not have different standards for evaluating nominees depending on whether they are proposed by our directors or by our shareholders.  Any shareholder may recommend a nominee for director at least 120 calendar days prior to the one-year anniversary of the date on which our proxy statement was released to shareholders in connection with the previous year’s annual meeting, by writing to Corporate Secretary, MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, NY 11747, and providing the following information:

•	the name, company shareholdings and contact information of the person making the nomination;
•	the candidate’s name, address and other contact information;
•	any direct or indirect holdings of our securities by the nominee;
•	any information required to be disclosed about directors under applicable securities laws and/or stock exchange requirements;
•	information regarding related party transactions with the company and/or the shareholder submitting the nomination;
•	any actual or potential conflicts of interest; and
•

the nominee’s biographical data, current public and private company affiliations, employment history and qualifications and status as “independent” under applicable securities laws and stock exchange requirements.

All of these communications will be reviewed by our Senior Vice President, General Counsel and Corporate Secretary and forwarded to Ms. Goeser, the Chairperson of the Nominating and Corporate Governance Committee, for further review and consideration in accordance with this policy.  Any such shareholder recommendation should be accompanied by a written statement from the candidate of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   21

Board Leadership Structure; Executive Sessions of the Independent Directors

Our Board functions collaboratively and emphasizes active participation and leadership by all of its members.  Our Board currently consists of nine directors, each of whom, other than Messrs. Gershwind and Jacobson, is independent under our Corporate Governance Guidelines and the applicable rules of the New York Stock Exchange.  Mr. Gershwind has served as our President and Chief Executive Officer since January 1, 2013 and as a member of our Board since 2010.  Mr. Jacobson, who is one of our principal shareholders, was appointed our Chairman of the Board in January 1998 and became Non-executive Chairman of the Board effective January 1, 2013.  Mr. Jacobson previously served as our President from October 1995 through November 2003, and as our Chief Executive Officer from October 1995 through November 2005.  The Board has separated the roles of Chairman and Chief Executive Officer since 2005 and has appointed a non-management, lead director since 2007.

Our Board of Directors believes that the most effective Board leadership structure for our company at the present time is for the roles of Chief Executive Officer and Chairman of the Board to be separated.  Under this structure, our Chief Executive Officer is generally responsible for setting the strategic direction for our company and for providing the day-to-day leadership over our operations, and our Chairman of the Board sets the agenda for meetings of the Board and presides over Board meetings.  In addition, our independent directors meet at regularly scheduled executive sessions without members of management present.  Mr. Peller, who has served as our Lead Director since 2007, serves as the presiding director at the executive sessions of the independent directors.  The Lead Director also has such other duties and responsibilities as determined by the Board from time to time.  Those additional duties and responsibilities include:

•	making recommendations to the Board regarding the structure of Board meetings;
•	recommending matters for consideration by the Board;
•	determining appropriate materials to be provided to the directors;
•	serving as an independent point of contact for shareholders wishing to communicate with the Board;
•	assigning tasks to the appropriate Board committees with the approval of the Nominating and Corporate Governance Committee; and
•	acting as a liaison between management and the independent directors.

Our Board retains the authority to modify this leadership structure as and when appropriate to best address our unique circumstances at any given time and to serve the best interests of our shareholders.

Role of the Board in Risk Oversight

Our Board’s role in risk oversight involves both the full Board and its committees.  The full Board is responsible for the oversight of risk management and reviews our major financial, operational, cybersecurity, compliance, reputational and strategic risks, including steps to monitor, manage and mitigate such risks.  In addition, each of the Board committees is responsible for oversight of risk management practices for categories of risks relevant to their functions.  For example, the Audit Committee discusses with management our major financial risk exposures and the steps that have been taken to monitor and mitigate such exposures, including with respect to risk assessment and risk management.  The Audit Committee is also responsible for oversight of cybersecurity risks, as well as the company’s overall cybersecurity risk management program.  Similarly, the Nominating and Corporate Governance Committee has oversight responsibility over governance and compliance matters and the Compensation Committee has oversight responsibility for our overall compensation structure, including review of its compensation practices, in each case with a view to assessing associated risks.  Please see “Compensation Risk Assessment” on page 55 of this proxy statement.

The Board as a group is regularly updated on specific risks in the course of its review of corporate strategy, business plans and reports to the Board by management and its respective committees.  The Board believes that its leadership structure supports its risk oversight function by providing a greater role for the independent directors in the oversight of our company.

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Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines, which are available on our website at www.mscdirect.com/corporategovernance.

Director Attendance at Shareholder Meetings

We encourage attendance by the directors at our annual meeting of shareholders.  All of our current directors attended the annual meeting held on January 25, 2018, either in person or by telephone.

Non-Executive Director Stock Ownership Guidelines

To more closely align the interests of our non-executive directors with those of our shareholders, our Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, adopted stock ownership guidelines for all of our non-executive directors in 2011.  The ownership guidelines provide for each of our non-executive directors to own a minimum number of shares having a value equal to five times his or her base annual cash retainer (i.e., a value equal to $210,000 for directors whose tenure began before the adoption of the guidelines and a value equal to $250,000 for Messrs. Kaufmann and Paladino).  All shares held by our non-executive directors, including unvested restricted stock units, count toward this guideline.  The guidelines provide for our non-executive directors to reach this ownership level within the later of five years from the date on which the guidelines were adopted or five years from the date on which the director is first appointed or elected.  Once a non-executive director has attained his or her minimum ownership requirement, he or she must maintain at least that level of ownership.  If a non-executive director has not satisfied his or her proportionate minimum stock ownership guideline, the director must retain an amount equal to 100% of the net shares received as a result of the exercise of stock options or the vesting of restricted stock units.  All of our non-executive directors are in compliance with their current stock ownership guidelines.

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Overview of Director Compensation

Our Compensation Committee is responsible for reviewing and making recommendations with respect to the compensation of our non-executive directors.  Our Compensation Committee’s policy is to engage a compensation consultant every year to conduct a full review and benchmarking (using the same peer group used to benchmark executive compensation) of our non-executive directors’ compensation in order to ensure that our directors’ compensation is in line with peer companies competing for director talent.  In fiscal year 2018, our Compensation Committee engaged FW Cook as its compensation consultant.

The key objective of our non-executive directors’ compensation program is to attract and retain highly qualified directors with the necessary skills, experience and character to oversee our management.  In addition, our compensation program is designed to align the interests of our Board with the long-term interests of our shareholders.  The compensation program is also designed to recognize the time commitment, expertise and potential liability required of active Board membership.  We compensate our non-executive directors with a mix of cash and equity-based compensation.  Directors who are also executives of the company do not receive any compensation for their service on our Board.

Fiscal Year 2018 Director Compensation

For the fiscal year ended September 1, 2018, we paid each non-executive director the following compensation:

•	a retainer per director for service on our Board of $50,000 per year (which increased to $55,000 per year in August 2018);
•	a fee for attendance at a Board meeting of $2,000 per meeting;
•	a fee for attendance at a committee meeting of $1,700 per meeting;
•	an additional retainer for the chairperson of the Audit Committee of $20,000 per year;
•	an additional retainer for the chairperson of the Compensation Committee of $12,500 per year;
•	an additional retainer for the chairperson of the Nominating and Corporate Governance Committee of $10,000 per year; and
•

an annual grant of restricted stock units representing shares having an aggregate fair market value of $115,000 on the date of grant to each director upon his or her election or reelection to our Board; 50% of these shares vest on the first anniversary of the date of grant and 50% vest on the second anniversary of the date of grant.

In the event that a director ceases to provide services to the company by virtue of his or her death, disability or retirement (which means cessation of services with approval of the Board), the vesting of outstanding restricted stock units will accelerate and the shares underlying the restricted stock units will become fully vested.  In addition, in the event of a change in control of the company, the vesting of all outstanding restricted stock units held by the director will accelerate, and all shares underlying restricted stock units will become fully vested.  A change in control of the company for purposes of the 2015 Omnibus Incentive Plan is described above under the section entitled “Executive Compensation – Potential Payments Upon Termination or Change in Control –Change in Control Arrangements.”

In October 2014, our Compensation Committee recommended, and our Board approved, a change in the non-executive compensation for Mr. Jacobson. Due to the level of his stock ownership, Mr. Jacobson and the company would need to make a filing and he would need to pay a filing fee under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the annual equity grant. Under these circumstances, our Board, upon the recommendation of our Compensation Committee, decided that it was appropriate to pay Mr. Jacobson cash in lieu of the annual equity grant, such amount to be paid quarterly in arrears.

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Director compensation is paid quarterly in arrears.  The cash compensation of directors who serve less than a full quarter is pro-rated for the number of days actually served.  Directors who are appointed between annual shareholder meetings receive a pro-rated equity award upon appointment to our Board.  In addition, we reimburse our non-executive directors for reasonable out-of-pocket expenses incurred in connection with attending in-person Board or Board committee meetings and for fees incurred in attending continuing education courses for directors that are approved in advance by the company.

In July 2018, FW Cook conducted a competitive analysis of our non-executive directors’ compensation using the same peer group used to benchmark executive compensation.  Based on this analysis, FW Cook concluded that, on a normalized basis, the average total annual compensation per non-executive director (excluding our Non-Executive Chairman) in fiscal year 2018 was slightly below the median of the peer group and the relative mix of cash and equity components of such compensation was aligned with the median of the peer group.

Changes in Fiscal Year 2019 Director Compensation

In August 2018, in consultation with FW Cook, our Compensation Committee recommended, and our Board approved, an increase in the retainer per director for service on our Board from $50,000 to $55,000 per year and an increase in the aggregate fair market value of the shares underlying the annual grant of restricted stock units from $115,000 to $120,000.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   25

Non-Executive Director Summary Compensation in Fiscal Year 2018

The following table presents the compensation paid to our non-executive directors in respect of fiscal year 2018 for their services as directors.  Mr. Gershwind, as an executive officer of the company, did not receive compensation for his services as a director of the company in fiscal year 2018.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)(3)	All Other Compensation ($) (4)	Total ($)
Jonathan Byrnes (5)	88,429	115,032	—	203,461
Roger Fradin (5)	88,429	115,032	—	203,461
Louise Goeser (5)	98,429	115,032	—	213,461
Mitchell Jacobson (5)	179,329	—	249,500	428,829
Michael Kaufmann (5)	93,529	115,032	—	208,561
Denis Kelly (5)	106,029	115,032	—	221,061
Steven Paladino (5)	89,829	115,032	—	204,861
Philip Peller (5)	108,429	115,032	—	223,461

_____________________________

(1)

Reflects annual cash Board and Board committee retainers, Board meeting fees, standing Board committee meeting fees and other Board committee meeting fees earned by our non-executive directors for services provided during fiscal year 2018.  Also includes Mr. Jacobson’s $115,000 cash payment in lieu of the annual equity grant.

(2)

The amounts in this column do not reflect compensation actually received by our non-executive directors nor do they reflect the actual value that will be recognized by the non-executive directors.  Instead, the amounts reflect the grant date fair value of restricted stock unit awards calculated in accordance with FASB ASC Topic 718.  The grant date fair value of restricted stock unit awards was calculated using the closing market price of our Class A common stock as reported on the New York Stock Exchange on the date of grant.  Dividends are not paid on unvested restricted stock units.  Dividend equivalent units accrue on unvested restricted stock units and vest at the same time as the underlying restricted stock units.

(3)

M. Goeser and Messrs. Byrnes, Fradin, Kaufmann, Kelly, Paladino and Peller each received a grant of 1,161 restricted stock units on January 25, 2018 following our 2018 annual meeting of shareholders. One-half of these restricted stock units will vest on January 25, 2019 and the remaining one-half of these restricted stock units will vest on January 25, 2020.

(4)

As our Non-executive Chairman of the Board, Mr. Jacobson continues to participate in our 401(k) plan (which includes company matching contributions of 50% up to the first 6% of his contributions) and our group term life insurance program. In addition, we provide Mr. Jacobson with access to an employee of the company to serve as his personal administrative assistant. We incurred payroll and fringe benefit costs for Mr. Jacobson’s personal assistant in fiscal year 2018 of $155,358 and made $92,642 in tax gross-up payments to Mr. Jacobson to reimburse him for income taxes in respect of the fiscal year 2018 compensation attributed to him for the use of the personal administrative assistant. Mr. Jacobson received $1,500 in 401(k) matching funds from the company during fiscal year 2018.

(5)

The table below shows the aggregate number of unvested stock awards held by our non-executive directors as of September 1, 2018, which number includes dividend equivalent units accrued on restricted stock units through that date.

Name	Stock Awards (Number of Underlying Shares)
Jonathan Byrnes	1,753
Roger Fradin	1,753
Louise Goeser	1,753
Mitchell Jacobson	—
Michael Kaufmann	1,753
Denis Kelly	1,753
Steven Paladino	1,753
Philip Peller	1,753

26   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

Code of Ethics and Code of Business Conduct

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and senior financial officers and a Code of Business Conduct that applies to all of our directors, officers and associates.  The Code of Ethics and the Code of Business Conduct are available on our website at www.mscdirect.com/corporategovernance.  We intend to disclose on our website, in accordance with all applicable laws and regulations, amendments to, or waivers from, our Code of Ethics and our Code of Business Conduct.

Corporate Social Responsibility

Our purpose is to provide greater value to our stakeholders, which include our associates, customers, owners, suppliers and communities, by helping them achieve their potential and greater success.  We express that purpose through our “Built to Make You Better” brand promise, and we sum up our values and guiding principles in four simple words: Do the right thing.  Information about our sustained effort to “do the right thing” is contained in our 2018 Corporate Social Responsibility Report, which is focused on stakeholder categories frequently used by investors and other organizations to evaluate corporate social responsibility commitment and performance: (i) environment, (ii) community & society, (iii) associates, (iv) suppliers, (v) customers, and (vi) shareholders.  Our 2018 Corporate Social Responsibility Report is available on our website at www.mscdirect.com/corporategovernance.

Shareholder Communications Policy

Any shareholder or other interested party who desires to communicate with our Chairman of the Board, Lead Director or non-management members of our Board may do so by writing to: Board, c/o Philip Peller, Lead Director of the Board, MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, NY 11747.  Communications may be addressed to the Chairman of the Board, the Lead Director, an individual director, a Board committee, the non-management directors or the full Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own beneficially more than 10% of our Class A common stock to file initial reports of ownership and reports of changes in ownership with the SEC.  Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers, directors and such beneficial owners, we believe that all filing requirements of Section 16(a) of the Exchange Act were timely complied with during the fiscal year ended September 1, 2018.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   27

Written Related Person Transactions Policy

We have adopted a written related person transactions policy detailing the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of the company and our shareholders.  The Nominating and Corporate Governance Committee must review and approve any related person transaction proposed to be entered into and, if appropriate, ratify any such transaction previously commenced and ongoing.  The Nominating and Corporate Governance Committee may delegate its authority under the policy to the Chairperson of the Nominating and Corporate Governance Committee, who may act alone.  The Chairperson will report to the Nominating and Corporate Governance Committee at the next meeting any approval made pursuant to such delegated authority.  Based on its consideration of all of the relevant facts and circumstances, the Nominating and Corporate Governance Committee will decide whether or not to approve any related person transaction.

Under our related person transactions policy, any relationship, arrangement or transaction between the company and (a) any director, executive officer or any immediate family member of either a director or an executive officer, (b) any beneficial owner of more than 5% of our Class A common stock or (c) any entity in which any of the foregoing is employed or is a partner, principal or owner of a 5% or more ownership interest, is deemed a related person transaction, subject to certain exceptions, including (i) transactions available to all associates generally, (ii) transactions involving less than $25,000 in any 12-month period when aggregated with all similar transactions during such period, (iii) transactions involving executive compensation approved by our Compensation Committee or director compensation approved by our Board and (iv) certain charitable contributions.

Related Person Transactions

Other than compensation arrangements, including those described under the sections entitled “Executive Compensation” beginning on page 57 of this proxy statement and “Director Compensation” beginning on page 24 of this proxy statement, and the agreement described below, since the beginning of fiscal year 2018, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we have been or will be a participant:

•	in which the amount involved exceeded or will exceed $120,000; and
•

in which any director, nominee, executive officer, beneficial owner of more than 5% of our Class A common stock or our Class B common stock or any member of their immediate family had or will have a direct or indirect material interest.

Stock Purchase Agreement

On July 25, 2018, we entered into a stock purchase agreement with Mitchell Jacobson, our Chairman, Erik Gershwind, our President and Chief Executive Officer, and three other beneficial owners (collectively, the “Sellers”) of our Class B common stock, as amended on July 30, 2018 and August 29, 2018 (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, in connection with our existing share repurchase authorization, each Seller agreed to sell or cause to be sold by trusts or other entities on whose behalf such Seller acted, and we agreed to purchase, a pro rata number of shares of Class A common stock, such that the Sellers’ aggregate percentage ownership in the company would remain substantially the same. Shares purchased under the Stock Purchase Agreement were purchased each month at a price per share equal to the volume weighted average market price that we paid for shares repurchased during the previous month from holders of our Class A common stock under our share repurchase authorization.  The Stock Purchase Agreement was approved by our Nominating and Corporate Governance Committee as well as the disinterested members of our Board.  Pursuant to the Stock Purchase Agreement, we purchased an aggregate of 283,239 shares of our Class A common stock from the Sellers and/or such trusts or other entities for an aggregate purchase price of approximately $23.4 million. On October 29, 2018, we entered into a termination agreement with the Sellers pursuant to which the Stock Purchase Agreement was terminated.

28   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

EXECUTIVE OFFICERS

The following individuals are our executive officers as of the date of this proxy statement:

Name of Officer	Position	Age	Executive Officer Since
Erik Gershwind	President and Chief Executive Officer	47	December 2005
Rustom Jilla	Executive Vice President and Chief Financial Officer	57	July 2015
Douglas Jones	Executive Vice President and Chief Supply Chain Officer	54	December 2005
Steve Armstrong	Senior Vice President, General Counsel and Corporate Secretary	60	October 2008
Steven Baruch	Executive Vice President and Chief Strategy & Marketing Officer	50	March 2016
Charles Bonomo	Senior Vice President and Chief Information Officer	53	July 2007
Kari Heerdt	Senior Vice President and Chief People Officer	51	August 2014
Gregory Polli	Senior Vice President, Category Management	55	March 2016
David Wright	Senior Vice President, Sales	50	March 2016

Erik Gershwind

Please refer to the section entitled “Election of Directors (Proposal No. 1)” beginning on page 8 of this proxy statement for the biographical data for Mr. Gershwind.

Rustom Jilla

Mr. Jilla was appointed our Executive Vice President and Chief Financial Officer in July 2015.  From April 2013 through September 2014, Mr. Jilla served as Chief Financial Officer of Dematic Group, a global provider of warehouse logistics and inventory management solutions.  From September 2002 to April 2013, he served as Chief Financial Officer of Ansell Limited, a global leader in protective solutions, publicly traded on the Australian Securities Exchange. Prior to that, Mr. Jilla served as Vice President, Financial Operations at PerkinElmer Inc., and earlier spent 12 years at The BOC Group, a multinational industrial gas company that was acquired by Linde AG in 2006, where he held various Product Management and Finance leadership roles.  He began his career in auditing with Coopers & Lybrand (now PricewaterhouseCoopers LLP).

Douglas Jones

Mr. Jones was appointed our Executive Vice President and Chief Supply Chain Officer in October 2014, having previously served as our Executive Vice President, Global Supply Chain Operations since October 2009.  Previously, he was our Senior Vice President, Supply Chain Management from April 2008 until October 2009 and our Senior Vice President of Logistics from December 2005 until April 2008.  Mr. Jones joined our company in July 2001, as Vice President of Fulfillment.  Prior to joining our company, he served as Vice President, Distribution Operations for the Central Region of the United States, at Fisher Scientific from 1998 to 2001.  Prior to his role at Fisher Scientific, Mr. Jones was part of the management team at McMaster-Carr Supply Company, based in Chicago.  During his tenure with McMaster-Carr, Mr. Jones held various managerial positions of increasing responsibility in fulfillment, finance, purchasing and inventory management.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   29

Steve Armstrong

Mr. Armstrong was appointed our Senior Vice President, General Counsel and Corporate Secretary in October 2012.  Previously, he served as our Vice President, General Counsel and Corporate Secretary from October 2008 until October 2012.  From 2006 to 2008, he was a legal consultant based in New York, New York performing services for Thomson Reuters and NBC Universal.  Mr. Armstrong was the Executive Vice President and General Counsel of the Home Shopping Network in Tampa, Florida from 2002 to 2006.  From 2000 to 2002, he was the Senior Vice President and General Counsel of Agilera, Inc., a technology company in Denver, Colorado.  Prior to 2000, Mr. Armstrong was the Vice President, General Counsel & Secretary of Samsonite Corporation and a partner in the law firms Paul Hastings, and Baker and Hostetler.

Steven Baruch

Mr. Baruch was appointed our Executive Vice President and Chief Strategy & Marketing Officer in August 2017.  Previously, he served as our Senior Vice President, Strategy and Marketing, a position he held from July 2015 until August 2017.  Prior to that, he served as our Vice President of Digital & Strategy, a position he held from 2014 until July 2015, and as our Vice President of eCommerce from November 2010 until May 2014.  Mr. Baruch began his career with our company in May 2008.  Prior to joining our company, Mr. Baruch served as Senior Vice President of Sales and Managed Services for Adecco where he was responsible for leading B2B sales and marketing with focus on digital, web and eCommerce strategy and execution.  Previously, he held various executive positions at global electronics distributor Arrow Electronics, including Director of Sales, Marketing, and Public Relations for arrow.com.

Charles Bonomo

Mr. Bonomo was appointed our Senior Vice President and Chief Information Officer in August 2011.  Previously, he served as our Vice President and Chief Information Officer from July 2007 through August 2011.  From 1999 through 2007 he served as Vice President at Arrow Electronics, Inc., including in the position of Vice President of Infrastructure and Operations from January 2006 to July 2007, and as Vice President and Chief Architect from July 2003 through January 2006.  Previously, he was the Director of Clinical Technology at Mount Sinai Medical Center from 1996 to 1998, rising to Vice President and Chief Information Officer of NYU Health System in 1998.  Prior to 1996, he held various positions of increasing responsibility at J.P. Morgan in the United States and Europe and at Grumman Aerospace Corp., where he designed and tested software for the F14 Tomcat aircraft.

30   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

Kari Heerdt

Ms. Heerdt was appointed our Chief People Officer in August 2014.  Previously, Ms. Heerdt served as Partner, Strategic Account Executive at Aon Hewitt, the global talent, retirement and health business of Aon Plc (NYSE: AON), where she oversaw one of Aon Hewitt’s largest clients. Prior to that, Ms. Heerdt was a Senior Consultant at Hewitt in the Corporate Restructuring and Change, Talent and Organization Consulting practice, later becoming the Senior Manager, Operations for Cerberus Capital Management, a leading investment management firm, before becoming the Senior Vice President, Human Resources for two of Cerberus’ portfolio companies, Mervyn’s LLC and Talecris Biotheraputics, Inc.  Ms. Heerdt served as Senior Vice President, Human Resources for Mervyn’s LLC from April 2005 until January 2008.

Gregory Polli

Mr. Polli was appointed our Senior Vice President, Category Management in July 2015.  Previously, he served as our Vice President, Product Management from November 2005 to July 2015, our Vice President, Metalworking from November 2002 to November 2005, our Vice President, Metalworking Merchandising from April 2002 to November 2002 and our Vice President, Product from October 1999 to April 2002.  Prior to that, Mr. Polli held various positions of increasing responsibility at our company in product management and merchandising since joining our company in 1988.

David Wright

Mr. Wright was appointed our Senior Vice President, Sales in July 2015.  Previously, Mr. Wright served as our Vice President, Field Sales from February 2008 to July 2015, our Vice President, North Region from May 2006 to February 2008 and our National Director of Sales from August 2001 to May 2006.  Prior to that, Mr. Wright held various positions of increasing responsibility at our company in sales since joining our company in 1998.  Mr. Wright will resign from his position as Senior Vice President, Sales, effective January 2019.

There are no arrangements or understandings between any executive officer and any other person pursuant to which the executive officer was, or is to be, selected as an officer of our company.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   31

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL NO. 2)

Our Audit Committee has appointed the firm of Ernst & Young LLP, which has been our independent registered public accounting firm since 2002, to serve as our independent registered public accounting firm for fiscal year 2019.  Although shareholder ratification of the Audit Committee’s action in this respect is not required, our Board considers it desirable for shareholders to pass upon the selection of the independent registered public accounting firm.  If the shareholders disapprove of the selection, our Audit Committee intends to reconsider the selection of Ernst & Young LLP as our independent registered public accounting firm.

Ernst & Young LLP has advised us that neither it nor any of its members has any direct or material indirect financial interest in our company.  We expect that a representative from Ernst & Young LLP will be present at the annual meeting.  This representative will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

For the fiscal years ended September 1, 2018 and September 2, 2017, Ernst & Young LLP billed us for their services the fees set forth in the table below.  All audit and permissible non-audit services reflected in the fees below were pre-approved by the Audit Committee in accordance with established procedures.

	Fiscal Year
	2018	2017
Audit fees (1)	$1,435,000	$1,695,000
Audit-related fees (2)	$182,000	$142,000
Tax fees (3)	$108,000	$47,000
All Other Fees	—	—
Total	$1,725,000	$1,884,000

_____________________________

(1)

Reflects audit fees for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements, audit of management’s assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting and related opinions, review of financial statements included in our quarterly reports on Form 10-Q, services that were provided in connection with statutory and regulatory filings or engagements and advice on compliance with financial accounting and reporting standards.  These fees were lower in fiscal year 2018 as compared to fiscal year 2017 primarily due to the higher level of audit work in fiscal year 2017 related to the implementation of SAP financial software.

(2)

Reflects audit-related fees for assurance and related services by Ernst & Young LLP that were reasonably related to the performance of the audit or review of our financial statements.  The nature of the services performed for these fees was the audit of our 401(k) plan in fiscal years 2018 and 2017 and due diligence services provided in connection with acquisitions in fiscal years 2018 and 2017.

(3)

Reflects tax fees for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning.  The nature of the services performed for these fees was for assistance in United Kingdom and United States federal and state tax compliance and state and local tax consultation and tax advice provided in connection with our equity compensation plans.

Audit Committee Pre-Approval Policy

The Audit Committee is required to pre-approve all audit and non-audit services provided by our independent registered public accounting firm and is not permitted to engage the independent registered public accounting firm to perform any non-audit services proscribed by law or regulation.  The Audit Committee may delegate pre-approval authority to the Chairperson of the Audit Committee, in which case decisions taken are to be presented to the full Audit Committee at its next meeting.

The Audit Committee of the Board has considered whether, and has determined that, the provision of non-audit services by Ernst & Young LLP is compatible with maintaining auditor independence.

The Board recommends a vote “FOR” the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2019.

32   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

AUDIT COMMITTEE REPORT

The information contained under this “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, which we refer to as the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference into any such filing.

The Audit Committee oversees the company’s financial accounting and reporting processes and systems of internal controls on behalf of our Board.  Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.  The Audit Committee is directly responsible for the appointment, termination, compensation, retention and oversight of the work of our independent auditors.  The Audit Committee consists of the five directors named below, each of whom is an independent director as defined by applicable SEC rules and NYSE listing standards.

Each year the Audit Committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to reengage the current firm. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the independent registered public accounting firm, its capabilities, its technical expertise, its knowledge of our operations and the appropriateness of its fees for audit and non-audit services. Based on this evaluation, the Audit Committee appointed Ernst & Young LLP as our independent registered public accounting firm to examine our consolidated financial statements and internal controls over financial reporting for fiscal year 2018.  In addition, the Audit Committee is directly involved in selecting the lead audit engagement partner whenever a rotational change is required, normally every five years.  Our company’s lead audit engagement partner was most recently changed for the fiscal year 2017 audit.

Our financial and senior management supervise our systems of internal controls and the financial reporting process.  Our independent registered public accounting firm performs an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and expresses an opinion on these consolidated financial statements.  In addition, our independent registered public accounting firm expresses its own opinion on the company’s internal control over financial reporting.  The Audit Committee monitors these processes.

The Audit Committee has reviewed and discussed with both the management of the company and our independent registered public accounting firm our audited consolidated financial statements for the fiscal year ended September 1, 2018, as well as management’s assessment and our independent registered public accounting firm’s evaluation of the effectiveness of our internal controls over financial reporting.  Our management represented to the Audit Committee that our audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee discussed with our internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits.  The Audit Committee met with the company’s Director of Internal Audit and the independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of our internal controls, including internal control over financial reporting, and the overall quality of our financial reporting.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   33

The Audit Committee also discussed with our independent registered public accounting firm the matters required to be discussed by our independent registered public accounting firm with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board.  The Audit Committee has also received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independence of that firm.  The Audit Committee has also considered whether the provision of non-audit services by our independent registered public accounting firm is compatible with maintaining the independence of the auditors.  The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.  All audit and permissible non-audit services performed by our independent registered public accounting firm during fiscal year 2018 and fiscal year 2017 were pre-approved by the Audit Committee in accordance with established procedures.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board (and our Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 1, 2018, which was filed with the SEC on October 30, 2018.

Submitted by the Audit Committee of the Board,

Philip Peller (Chairperson)

Jonathan Byrnes

Michael Kaufmann

Denis Kelly

Steven Paladino

34   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we discuss the material elements of our compensation programs and policies, including the objectives of our compensation programs and the reasons why we pay each element of our executives’ compensation.  Following this discussion, you will find a series of tables containing more specific details about the compensation earned by or awarded to the following individuals, whom we refer to as the named executive officers or NEOs.  This discussion focuses principally on compensation and compensation practices relating to the NEOs for our 2018 fiscal year.

Name	Position
Erik Gershwind	President and Chief Executive Officer
Rustom Jilla	Executive Vice President and Chief Financial Officer
Douglas Jones	Executive Vice President and Chief Supply Chain Officer
Steve Armstrong	Senior Vice President, General Counsel and Corporate Secretary
Steven Baruch	Executive Vice President and Chief Strategy & Marketing Officer

Executive Summary

Fiscal 2018 Performance Highlights

In fiscal year 2018, we generated strong operating results in a strengthening macro-economic environment.  At the same time, we completed the company’s transition from a spot buy supplier to a mission critical partner on manufacturing floors across North America.  By focusing on products and services that are technical and high-touch, we have cemented our leadership in metalworking and gained solid traction in the Class C VMI space.  We also established a new platform in OEM fasteners.  Most recently, we transitioned our sales force to deliver upon the new, more complex and high-touch role that we play for our customers to enable our customers to achieve higher levels of growth, productivity, and profitability.  Our operating performance in fiscal 2018 was highlighted by the following achievements:

•	diluted earnings per share increased to $5.80 from $4.05 in fiscal 2017;
•

we continued to build stronger partnerships with our customers, providing deep technical expertise across the industries that we serve, and optimizing our customers’ operations with inventory management and other supply chain solutions;

•	we generated $339.7 million of cash from operations in fiscal 2018;
•	we paid out $125.4 million in cash dividends, increasing our dividend per share twice during fiscal 2018; and
•	we completed the acquisition of All Integrated Solutions (“AIS”) in April 2018.

Net sales increased 10.9% to $3.20 billion in fiscal 2018 from $2.89 billion in fiscal 2017.  Average daily sales (ADS), including acquisitions, increased 10.5% in fiscal 2018, as compared to fiscal 2017.  Even as our operating expenses increased due to the acquisitions of DECO Tool Supply in our fourth quarter of fiscal 2017 and AIS in our third quarter of fiscal 2018, our operating expenses as a percentage of sales decreased to 30.4% of net sales for fiscal 2018, compared to 31.4% of net sales for fiscal 2017, with productivity and leverage contributing to this favorable outcome.  Operating income in fiscal 2018 was $420.6 million, representing an increase of 11.0% from operating income of $379.0 million in fiscal 2017.  For fiscal 2018, the company achieved diluted earnings per share of $5.80 versus $4.05 in fiscal 2017.

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Fiscal 2018 Compensation Highlights

Consistent with our pay-for-performance compensation philosophy, the Compensation Committee of our Board (referred to in this discussion as the Committee) took the following key actions with respect to NEO compensation for fiscal 2018:

•

Bonus Payouts Above Target.  Based on company performance against target performance goals and achievement levels of each NEO’s individual goals and objectives (G&Os) under our performance bonus plan, and the Committee’s determination of the appropriate individual performance multiplier, payouts under our performance bonus plan were 113.3% of target for Mr. Gershwind, 107.1% for Messrs. Jilla, Jones and Armstrong, and 117.8% of target for Mr. Baruch.

•

CEO Total Cash Compensation Approximated Market 75th Percentile; Other NEOs At or Below Market Median.  Total actual cash compensation for Mr. Gershwind approximated the 75th percentile of the competitive market data developed by our independent compensation consultant.  Messrs. Jilla’s, Jones’ and Baruch’s total cash compensation approximated the 50th percentile of the competitive market data, and Mr. Armstrong’s total cash compensation approximated the 25th percentile of the competitive market data.

•

CEO Total Direct Compensation (“TDC”) Below Market 25th Percentile; Other NEOs Generally At or Below Market Median.  We calculate TDC as the sum of fiscal year end base salary, actual annual performance bonuses and long-term equity awards (and in the case of Mr. Jilla, we also annualize his special new hire grant of restricted shares made in fiscal 2015 over its five-year vesting period, which is consistent with the market data methodology).  For fiscal 2018, Mr. Gershwind’s TDC was 7.8% below the 25th percentile of the competitive market data; Mr. Jilla’s TDC approximated the 50th percentile; Mr. Jones’ TDC was between the median and 75th percentile; Mr. Armstrong’s TDC approximated the 25th percentile; and Mr. Baruch’s TDC approximated the 50th percentile of the competitive market data.

The table below illustrates how our compensation is aligned with our performance by showing the total cash compensation and total direct compensation for each of our NEOs in fiscal 2018 and the competitive positioning of our NEOs’ total cash compensation and total direct compensation against the competitive market data:

Named Executive Officer	Fiscal 2018 Total Cash Compensation ($) (1)	Competitive Positioning(2) of Total Cash Compensation	Fiscal 2018 Total Direct Compensation ($) (3)	Competitive Positioning(2) of Total Direct Compensation
Erik Gershwind	2,448,753	approx. 75th percentile	4,448,740	<25th percentile
Rustom Jilla	893,010	approx. 50th percentile	1,742,993	approx. 50th percentile
Douglas Jones	656,702	approx. 50th percentile	1,206,681	between 50th & 75th percentiles
Steve Armstrong	632,699	approx. 25th percentile	1,107,684	approx. 25th percentile
Steven Baruch	579,065	approx. 50th percentile	978,989	approx. 50th percentile

____________________________

(1)	Total cash compensation is calculated as the sum of (i) base salary in effect as of the fiscal year end and (ii) actual annual performance bonus.
(2)	Please see “―Competitive Positioning” beginning on page 51 for information about our peer companies and our competitive market data.
(3)

Total direct compensation is calculated as the sum of (i) base salary (see Note 1 above), (ii) actual annual performance bonus (see Note 1 above) and (iii) long-term equity awards granted in fiscal 2018 (and, in the case of Mr. Jilla, also includes 20% of the grant date value of his special new hire grant of restricted shares made in fiscal 2015).

36   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

Compensation Philosophy and Objectives

We believe that the quality, skills and dedication of our executive officers are critical factors affecting the company’s performance and, therefore, long-term shareholder value.  Our key compensation goals for our associates, including the NEOs, are to:

•	create a performance driven culture based on personal accountability by linking rewards to company and individual performance;
•	provide a market competitive compensation opportunity to enable the company to attract, retain and motivate highly talented associates; and
•	align our executives’ interests with those of our shareholders.

Accordingly, in determining the amount and mix of compensation, the Committee seeks to provide a market competitive compensation package, structure annual and long-term incentive programs that reward achievement of performance goals that directly correlate to the enhancement of sustained, long-term shareholder value, and promote executive retention.

The following table provides information about the key elements of our 2018 compensation programs:

Compensation Element	Description		Key Objectives
Base Salary	Fixed Annual Cash	•	Attract and retain highly talented executives
		•	Recognize day-to-day contributions and responsibilities
		•	Targeted at or below the median of our competitive market data
		•	Competitive positioning may vary based upon executive’s experience and individual performance
Annual Performance Bonus	Variable Annual Cash	•	Pay-for-performance program that rewards achievement of two key short-term company financial metrics tied to organic revenue growth and operating margin, and individual goals and objectives (G&Os)
		•	“At risk” since there is no payout for any measure where the company or the individual fails to achieve the threshold level for such measure
		•	Maximum payout of 200% of target realized only if company and executive achieve superior performance for all company financial and individual measures
		•	Committee retains discretion to reduce annual bonus payouts
Long-Term Incentive Compensation	Variable Equity (stock options and restricted stock units (RSUs))	•	Aligns our executives’ interests with our shareholders
		•	Promotes retention
		•	RSUs vest 20% on each of the 1st through 5th anniversaries of grant
		•	Stock options vest 25% on each of the 1st through 4th anniversaries of grant
Welfare Benefits and Perquisites	Generally tracks broad-based benefits	•	No supplemental life insurance, financial planning, country club memberships or special health benefits
Retirement	401(k) plan	•	Executives participate on the same basis as our associates
		•	No pension or supplemental retirement plans; no deferred compensation arrangements

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The Committee does not maintain policies for allocating among short-term and long-term compensation or among cash and non-cash compensation.  Instead, the Committee maintains flexibility and adjusts different elements of compensation based upon its evaluation of the company’s key compensation goals.  As a general matter, the Committee seeks to utilize equity-based awards to motivate executives to enhance long-term shareholder value and manage the dilutive effects of equity compensation through the company’s share repurchase program.

While compensation levels may differ among NEOs based on competitive factors and the role, responsibilities and performance of each NEO, there are no material differences in the compensation philosophies, objectives or policies for our NEOs.  However, as an executive assumes more responsibility, a greater percentage of total target cash compensation is allocated to annual performance bonus compensation, and a greater percentage of total direct compensation is allocated to equity compensation.  The Committee does not maintain a policy regarding internal pay equity, but the Committee considers internal pay equity as part of its overall review of our compensation programs.

38   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

Alignment with Compensation Best Practices

The Committee reviews our compensation programs, competitive market data and best practices in the executive compensation area.  In past years, the Committee has recommended, and our Board has approved, changes in our compensation policies and practices to align with best practices.  Key features of our compensation programs that the Committee believes align with best practices in executive compensation are as follows:

HIGHLIGHTS OF EXECUTIVE COMPENSATION PRACTICES
What We Do	What We Don’t Do

We benchmark executive compensation against market data developed by FW Cook, our independent compensation consultant.  Peer companies are reviewed by the Committee annually to assure their appropriateness for benchmarking executive compensation.

We do not provide employment agreements. No NEO has an employment agreement.

We generally target the fixed and variable elements of our executives’ compensation at the median of the market data.	We do not provide unusual or excessive perquisites.

We use a pay-for-performance executive compensation model, with a significant portion of executive compensation at-risk and/or long-term.	Our change in control agreements and executive change in control severance plan do not provide for tax “gross-ups.”
We grant RSUs and stock options with extended vesting periods, which promote retention and motivate our executives to create sustained, long-term shareholder value.	We do not have “single trigger” accelerated vesting of equity awards upon a change in control.

We regularly review senior level promotion and succession plans, including for the CEO position.	We do not maintain executive pension plans or supplemental executive retirement plans, nor do we provide our executives with deferred compensation arrangements.

We maintain a reasonable share burn rate. During fiscal year 2018, our burn rate was 1.08%; our 3-year average burn rate for fiscal 2016 through fiscal 2018 was 1.21%.	Our equity incentive plans expressly prohibit option repricing (including cash buyouts) of underwater options and share recycling for options and stock appreciation rights.

We maintain a clawback policy to recoup incentive compensation in the event of a significant financial restatement (whether or not a covered officer engaged in misconduct), as well as in cases of breach of non-competition and other covenants.

We prohibit our associates and non-executive directors from engaging in hedging transactions in company stock, trading options or other derivatives, or pledging or holding company shares in margin accounts.  We strictly limit pledging of company stock as collateral for non-margin account loans.

We maintain a formal investor relations outreach program to solicit the views of institutional shareholders on a variety of topics, including executive compensation, and consider shareholder advisory votes and views in determining our executive compensation policies.

We maintain stock ownership guidelines for executives, other senior officers and non-executive directors.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   39

Shareholder Engagement and “Say on Pay” Vote

We are committed to engaging with our shareholders.  We maintain a formal investor relations outreach program to solicit the views of institutional shareholders on a variety of topics, including executive compensation.  As part of this program, our senior management and investor relations team regularly meet with institutional investors.  During fiscal year 2018, our senior management and investor relations team met with many institutional investors, including all of our top 25 investors with actively managed funds, through investor conferences, investor roadshows, in-person meetings and telephone conferences.

We are also committed to continued engagement between shareholders and the company through the formal “say on pay” advisory vote on executive compensation.  At our 2018 Annual Shareholders Meeting held on January 25, 2018, the advisory vote received the support of 98.7% of the votes cast at the annual meeting.  In its review of our executive compensation programs, the Committee carefully considered the results of the 2018 advisory vote on executive compensation.  As previously disclosed, we plan to hold the “say on pay” advisory vote on an annual basis.  In addition, we continually monitor the views of our major institutional shareholders to assure alignment of our compensation practices with our institutional shareholders’ standards.  The Committee will consider feedback from our shareholders along with the results of the “say on pay” advisory vote as it completes its annual review of each pay element and the total compensation packages for our NEOs with respect to the next fiscal year.

Compensation Committee

The Committee is directly responsible for determining, in consultation with our Board, the goals and objectives of our executive compensation programs and for the ongoing review and evaluation of our compensation programs to determine whether our compensation programs are achieving their intended objectives.  The Committee also evaluates the design and mix of our compensation programs and makes adjustments, as appropriate, to achieve our compensation philosophy.  In consultation with our Board, the Committee has primary responsibility for overseeing and approving all compensation matters relating to, and setting the compensation levels of, the NEOs and our other executive officers and senior officers.  The Committee also administers our equity compensation plans. Members of management and independent consultants provide input and recommendations to the Committee, but decisions are ultimately made by the Committee.

40   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

How Compensation Decisions Are Made

Each August, the Committee receives a formal presentation from FW Cook, its independent compensation consultant, on the competitiveness of the company’s compensation programs, as well as its alignment with the company’s compensation objectives.  Based on the benchmarking data prepared by the Committee’s independent compensation consultant and the consultant’s evaluation of the company’s compensation programs, our Human Resources department, with input from our Chief Executive Officer and Chief Financial Officer, compiles management’s recommendations for our annual performance bonus plan and equity award grants for the upcoming fiscal year.  The Committee generally meets in September to review and consider the preliminary management recommendations and makes its final compensation decisions at its October meeting when the company’s fiscal year financial results are being considered by our Board.  At its October meeting, the Committee also reviews achievement of the prior fiscal year’s annual performance bonus plan financial metrics and each NEO’s G&Os, and approves the annual bonus payouts.  Base salary adjustments are made for our executive officers and other senior officers at the time of their individual performance reviews. Depending on company or individual circumstances, the Committee also may make other compensation decisions during the year.

Role of Executive Officers in Compensation Decisions

As part of its process, the Committee meets with our Chief Executive Officer and our Chairman to obtain recommendations with respect to the structure of our compensation programs and compensation decisions, including the performance of individual executives.  The Committee obtains our Chairman’s input on the compensation of our Chief Executive Officer, and our Chief Executive Officer provides the Committee with input on the compensation of the other NEOs and other executive officers and senior officers.  Our Human Resources department collects and analyzes relevant data, including comparative compensation data prepared by FW Cook, which is used by the Committee to inform compensation decisions.

Compensation Consultant

The Committee has the sole authority to retain and terminate any third-party compensation consultant and to obtain advice and assistance from internal and external legal, accounting and other advisors.  Since 2009, the Committee has relied on competitive market data and analysis prepared by its independent compensation consultant, FW Cook.  To assist the Committee with its compensation decisions, FW Cook recommends to the Committee peer companies and general industry survey data for benchmarking, and provides competitive compensation data, benchmarking and analysis relating to the compensation of our Chief Executive Officer and other executives and senior officers based on such market data.  Please see the section below “―Competitive Positioning” beginning on page 51 for information about our peer companies and our competitive market data.  FW Cook also furnishes the Committee with competitive compensation data and analysis for non-executive directors.  In addition, FW Cook assists the Committee with its risk assessment of our compensation programs, and advised on the methodology used for our 2018 CEO pay ratio disclosure.  FW Cook has not provided any other services to the company and will not provide any other services to the company without the approval of the Committee.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   41

Fiscal Year 2018 Executive Compensation

Summary of Fiscal Year 2018 Compensation Decisions

The Committee believes that management skillfully executed our business plan to complete the company’s transition from a spot buy supplier to a mission critical partner on manufacturing floors across North America.  Management also established a new platform in OEM fasteners with the acquisition of AIS and transitioned our sales force to deliver upon the new, more complex and high-touch role that we play for our customers to enable our customers to achieve higher levels of growth, productivity, and profitability.  Our results in fiscal 2018 reflected a strengthening macro-economic environment, as well as strong execution by management.  Organic revenue growth and adjusted operating margin, as computed for purposes of our annual performance bonus plan, exceeded target levels.  The Committee determined that each NEO achieved or exceeded his individual goals, and overall individual performance for each NEO was good or strong.

Based on company and individual performance, the Committee believes that compensation levels for fiscal year 2018 were appropriate and consistent with the philosophy and objectives of the company’s compensation programs.  The following summarizes fiscal 2018 compensation results:

•	base salaries generally approximated the median of the competitive market data, with the exception of Mr. Gershwind, whose base salary remained below the market 25th percentile;
•

based on company performance against target performance goals and achievement levels of each NEO’s individual goals and objectives (G&Os) under our performance bonus plan, and the Committee’s determination of the appropriate individual performance multiplier, payouts under our performance bonus plan were 113.3% of target for Mr. Gershwind, 107.1% for Messrs. Jilla, Jones and Armstrong, and 117.8% of target for Mr. Baruch;

•

total cash compensation for Mr. Gershwind approximated the 75th percentile of the competitive market data; total direct compensation for Mr. Gershwind was 7.8% below the 25th percentile of the competitive market data; and

•

total cash compensation for Messrs. Jilla, Jones and Baruch approximated the 50th percentile of the competitive market data; total direct compensation for Messrs. Jilla and Baruch also approximated the 50th percentile of the competitive market data, while total direct compensation for Mr. Jones was between the 50th percentile and 75th percentiles of the competitive market data; total cash compensation and total direct compensation for Mr. Armstrong approximated the 25th percentile of the competitive market data.

42   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

Elements of Compensation

We allocate compensation among the following components for our NEOs:

•	base salary;
•	annual performance bonuses;
•	stock-based compensation in the form of stock options and RSUs; and
•	other benefits.

Base Salary

Base salaries for our executive officers are established based on the scope of their responsibilities and considering competitive market compensation paid by other companies for similar positions, as well as salaries paid to the executives’ peers within the company.  Base salaries are reviewed each year in connection with the executives’ performance evaluations and may be adjusted based on competitive market data, individual performance and promotions or changed responsibilities.  The Committee seeks to target base salary levels at or below the market median.  However, in individual cases, base salary levels may differ based upon the executive’s experience, individual performance and other considerations.  In fiscal 2018, all NEO base salaries were increased approximately 3.0%, consistent with the overall budget for base salary increases for executive and senior officers, except that Mr. Jilla’s base salary remained the same due to executive base salary increases (other than the CEO’s) moving to a common review date in November.  Mr. Gershwind’s base salary was increased from $726,884 to $748,690, effective January 1, 2018, and remains below the market 25th percentile.  Mr. Jilla’s base salary remained at $503,928, approximating the median of the market data.  Mr. Jones’ base salary was increased from $400,083 to $413,285, approximating the market median.  Mr. Armstrong’s base salary was increased from $400,062 to $412,064, between the 25th percentile and median of the market data.  Mr. Baruch’s base salary was increased from $340,000 to $351,400, approximating the median of the market data.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   43

Annual Performance Bonus Program

For fiscal year 2018, we measured financial performance under our annual performance bonus plan based on two financial metrics – organic revenue growth percentage and operating margin, weighted at 37.5% each.  These were the same financial metrics that we used for our annual performance bonus plan in fiscal year 2017.  In fiscal year 2017, we changed the design of our annual performance bonus plan to reward performance relative to the Metalworking Business Index (“MBI”).  As we have noted, a high percentage of our sales are to the U.S. manufacturing sector, and therefore a high correlation exists between trends in our customers’ activity and changes in the MBI Index.  As previously disclosed, we determined that setting payout levels for financial metrics in different MBI scenarios does not appropriately measure and reward company performance.  As a result, our performance bonus plan for fiscal 2018 fixed payout levels based on achievement of financial metrics measured against our fiscal 2018 operating plan and is not relative to the MBI.

As in previous years, the remaining 25% of the target bonus opportunity was based on the achievement of individual G&Os.  In addition, award opportunities were subject to an individual performance multiplier.  Maximum bonus payouts are capped at 200% of target.

Bonus award opportunities are designed to provide market based, competitive award opportunities with target amounts designed to result in total cash compensation approximating the median of the market data and payouts at stretch performance designed to result in total cash compensation approximating the 75th percentile of the market data.  The Committee retains discretion to reduce annual bonus payouts below the amounts otherwise payable under the performance bonus program where it determines that bonus amounts are not reflective of company and individual performance.  For threshold, target and maximum dollar amounts of performance bonus opportunities under our performance bonus program for the NEOs, please see the Fiscal Year 2018 Grants of Plan-Based Awards table on page 59 of this proxy statement.

Company Financial Metrics

Company financial metrics are established by the Committee based on the company’s business plan, as reviewed and approved by the Committee, and consistent with analysts’ consensus expectations.  For fiscal 2018, company financial metrics were:

•	organic revenue growth (year-over-year); and
•	operating margin.

The Committee continued with the same financial metrics as in prior fiscal years because these two financial metrics remain two of the most important drivers of value creation for our shareholders and the Committee believes there is a benefit in keeping consistency in metrics year to year.

In setting award opportunities, the plan provides for four payout levels based on achievement of company financial metrics, as follows:

•	threshold – payout at 25% of target based on minimum level of performance;
•	target – payout at target based on achievement at target levels, which are aligned with our budget;
•

stretch performance – payout at 125% of target based on achievement of stretch goals that represent market leading performance, and intended to provide total cash compensation levels approximating the 75th percentile of the market data; and

•	maximum – payout at 160% of target based on superior performance.

44   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

The following table sets forth the payout level opportunities available for our NEOs in fiscal 2018 for each company financial metric as a percentage of the target award (with each financial metric having a weighting of 37.5%) based on different levels of performance.   No payout for any financial metric is made if the threshold performance level for that financial metric is not achieved.  For performance between the different payout levels indicated below, straight-line interpolation is used to arrive at the actual payout:

	Organic Revenue Growth (%)	Operating Margin (%)	Payout of Each Metric as a % of Target
Threshold	5.2	12.3	9.4
Target	9.3	13.1	37.5
Stretch	11.3	13.5	46.9
Maximum	13.3	14.1	60.0

Actual Financial Performance vs. Target Goals

The table below shows the actual performance for the company financial metrics versus target:

	Target	Actual	Payout of Each Metric as a % of Target
Organic Revenue Growth (%)	9.3	9.7	39.3
Operating Margin (%)	13.1	13.3	42.7

In calculating year-over-year organic revenue growth, we did not include post-acquisition sales of AIS, which we acquired on April 30, 2018.  In addition, we adjusted for fiscal 2018 having one additional sales day, which had the effect of decreasing our year-over-year organic revenue growth from 10.1% to 9.7%.  In calculating operating margin, we excluded the results of AIS, as well as acquisition-related costs incurred, which had the effect of increasing operating margin from 13.1% to 13.3%.  Consistent with prior practice, the Committee set the targets to exclude these items to achieve comparability and the incentive purpose of the annual performance bonus program.

Individual Goals and Objectives (G&Os)

Achievement of individual G&Os has a 25% weighting in our performance bonus plan.  Individual G&Os are established annually and include strategic initiatives with both financial and non-financial goals. Executives are evaluated based upon achievement of these goals.  At the end of each year, our CEO evaluates performance against the pre-established individual objectives for officers other than himself and submits a recommendation to the Committee. The Committee evaluates our CEO’s performance against his pre-established individual objectives.  Based on the Committee’s evaluation of the CEO and the CEO’s recommendations, the Committee determines and approves the achievement and payout level of the G&Os for each executive officer.  The following table sets forth the payout level opportunities for our NEOs as a percentage of the target award for the individual G&Os based on different levels of performance.  No payout is made if the threshold (partially meets) performance level is not achieved:

Individual G&Os Performance Levels	Payout as a % of Target
Partially meets	18.75
Achieves	25.0
Exceeds	31.25
Greatly Exceeds	40.0

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   45

Achievement of Individual G&Os

For fiscal 2018, the Committee determined that Mr. Gershwind exceeded achievement of his individual G&Os, resulting in a payout of 31.25% of target, and each other NEO achieved his individual G&Os, resulting in a payout of 25% of target.  The Committee considered each NEO’s individual performance goals and performance, including the following:

•

Erik Gershwind - Drove the fiscal 2018 operating plan to continue to grow market share, cement our leadership position in our core business of metalworking, as well as to gain solid traction in the Class C VMI space.  Established a new platform in OEM Fasteners through our acquisition of AIS.  Built upon our success in inventory management channels by continued expansion of vending and VMI. Redesigned our sales force to better serve our customers as a mission critical partner.  Migrated our sales force from one designed to sell a spot buy value proposition to one that is prepared to deliver upon the new, more complex and high-touch role that we play for our customers to enable them to achieve higher levels of growth, productivity and profitability.

•

Rustom Jilla –  Built plan and drove business to grow operating margin.  Cultivated our M&A pipeline and completed AIS acquisition.  Improved operating discipline across our company with project pre-investment evaluations, tighter project management including DECO integration, operating expense controls and by driving accountability.  Continued to strengthen our Finance team and develop talent.  Served as a spokesperson to the investor community.

•

Douglas Jones – Implemented next phase of multi-year IT Roadmap on-time and on-budget, including SAP success factors and new sales force compensation system.  Optimized consolidation of internal managed inventory and vending supply solutions to improve service, efficiency and profitability of supply chain.  Provided customers with technology tools to optimize their supply chain costs, drive competitive advantage and leverage their data.  Focused on succession planning.

•

Steve Armstrong – Negotiated and successfully closed the acquisition of AIS.  Positioned our company to leverage knowledge gained from current acquisition to develop repeatable formula for future acquisitions.  Resolved successfully several major contract disputes.  Continued to develop a succession plan and bench strength.

•

Steven Baruch – Developed pricing strategies and launched related tools to positively impact revenue and gross margin. Reorganized Marketing and Category Management functions to align with our Strategic Plan, provide leverage opportunities and better position us for succession planning. Successfully led our Direct Marketing function.

Individual Performance Multiplier

Payout levels based on achievement of the company financial metrics and individual G&Os are subject to an individual performance multiplier.  We designed our performance bonus plan with this individual performance multiplier to provide greater weighting based on individual performance, consistent with our performance based compensation philosophy.  The individual performance multiplier evaluation differs from the evaluation of individual G&Os and is based on an evaluation of the executive’s overall leadership and effectiveness.  Based on the Committee’s evaluation of the CEO and the CEO’s recommendations, the Committee determines and approves the individual performance multiplier for each executive officer.  The individual performance multiplier is as follows:

Performance	Payout
Does Not Meet	0%
Partial	50%
Good	100%
Strong	110%
Outstanding	125%

As set forth in the following section, the Committee determined an individual performance multiplier of 100% for each of the NEOs other than Mr. Baruch whose individual performance multiplier was determined to be 110%.

46   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

Fiscal 2018 Performance Bonuses for NEOs

The following table summarizes the computations for the NEOs’ performance bonuses for fiscal 2018:

NEO	Target Bonus Amount (A) ($)	Financial Metrics (B) ($)	Individual G&Os (C) ($)	Individual Performance Multiplier (D)	2018 Actual Bonus (E)= (B+C)xD ($)	2018 Actual Bonus As % Target
Erik Gershwind	1,500,000	1,231,313	468,750	100%	1,700,063	113.3
Rustom Jilla	363,332	298,250	90,833	100%	389,083	107.1
Douglas Jones	227,307	186,590	56,827	100%	243,417	107.1
Steve Armstrong	206,032	169,127	51,508	100%	220,635	107.1
Steven Baruch	193,270	158,651	48,317	110%	227,665	117.8

The Committee retains discretion to reduce annual bonus payouts below the amounts otherwise payable under the performance bonus program where it determines that bonus amounts are not reflective of company and individual performance.  The Committee did not make any such adjustments for fiscal year 2018.

Annual bonus awards for the NEOs were made under our shareholder-approved 2015 Omnibus Incentive Plan.  Awards under the plan were made at levels of 1% of EBIT for our CEO and 0.6% of EBIT for other executive officers, subject to the Committee’s exercise of discretion to reduce the actual payouts.  Consistent with the Committee’s policy, the Committee exercised its discretion to reduce the payouts under the awards so that actual payouts were equal to the payouts determined under our 2018 annual performance bonus program.

The Committee believes that bonuses awarded under our annual performance bonus program appropriately reflected the company’s performance and appropriately rewarded the performance of the NEOs.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   47

Long-Term Stock-Based Compensation

The Committee grants stock options and RSUs under our 2015 Omnibus Incentive Plan to provide competitive compensation, promote retention, and align the interests of our executives with those of our shareholders.  We believe that providing combined grants of stock options and RSUs effectively focuses our executives on delivering long-term value to our shareholders.  Stock options motivate our executives to increase shareowner value because the options only have value to the extent the price of MSC stock on the date of exercise exceeds the stock price on the date of grant, and thus compensation is realized only if the company’s stock price increases over the term of the award.  RSUs reward and retain the executives by offering them the opportunity to receive MSC shares on the date the restrictions lapse so long as they continue to be employed by the company.  Dividends are not paid on unvested RSUs; instead, dividend equivalent units accrue on unvested RSUs and vest at the same times as the underlying RSUs.  The Committee does not have a fixed policy on allocating between options and RSU awards, but seeks to balance the retentive value of RSU awards which have a more stable value as compared with options.  The mix of fiscal year 2018 grants was 55% RSUs and 45% stock options, based on their respective grant date values.

The Committee’s policy is for stock options to vest in four equal increments on each of the first four anniversary dates of the date of grant, which is longer than the median 3-year vesting period of our peer companies, and for stock options to have terms of seven years.  For grants of RSUs, the Committee’s policy provides for vesting in five increments of 20% on each of the first through fifth anniversaries of the grants, which also is longer than the median 3-year vesting period of our peer companies.  The Committee believes that this aspect of our equity compensation package promotes executive retention and management stability, and fosters focus on long-term growth aligned with building shareholder value.

In granting equity awards, the Committee takes into consideration the dilutive effect on earnings to our shareholders once the shares are issued or vested, and we seek to mitigate this effect by repurchasing shares from time to time under the company’s share buyback program. We also evaluate and benchmark the company’s annual equity grants as a percentage of outstanding shares and the fully diluted overhang of outstanding equity awards plus shares available for grant.  Our burn rate (or the number of shares of Class A common stock subject to equity awards granted during the fiscal year as a percentage of the weighted-average outstanding shares of common stock) for fiscal 2018 was 1.08%, between the median and 75th percentiles of our peer companies; our 3-year average burn rate for fiscal 2016 through fiscal 2018 was 1.21%, above the 75th percentile of our peer companies.  Our fully diluted equity overhang as of the fiscal 2018 year end was between the 25th percentile and the median of our peer companies.  Our fully diluted overhang attributable to grants outstanding as of the fiscal 2018 fiscal year end also was between the 25th percentile and the median of our peer companies.

As discussed below under “Change of Control Arrangements,” the vesting of unvested stock options, restricted stock and RSUs only accelerates if there is both a change in control of the company and if such awards are not continued, assumed or substituted in connection with the transaction or if there is a termination of employment without cause (or for executives with change in control agreements or who participate in our executive change in control severance plan, a termination by the executive for good reason) within one year (two years for executives with change in control agreements or who participate in our executive change in control severance plan) following the change in control.  Because there is no acceleration of awards unless there is both a change in control and either the awards would be terminated or the grantee’s employment is terminated following the change in control, our outstanding equity awards are subject to “double trigger” accelerated vesting.

48   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

Equity Grants During Fiscal Year 2018

The number of stock options and RSUs granted to the NEOs in fiscal year 2018, and the grant-date fair value of these awards determined in accordance with FASB ASC Topic 718, are shown in the Fiscal Year 2018 Grants of Plan-Based Awards table on page 59 of this proxy statement.  Equity awards granted in October 2017 were benchmarked against the competitive market data and resulted in target total direct compensation approximating the 25th percentile for Mr. Gershwind, approximating the median for Messrs. Jilla and Baruch, between the median and 75th percentile for Mr. Jones, and between the 25th percentile and the median for Mr. Armstrong.

Administration of Equity Award Grants

The Committee grants options with exercise prices set at the market price on the date of grant, based on the closing market price on the date of grant.  Our current policy is that options and RSU awards to executive officers and other senior officers are granted on an annual basis at the October meeting of the Committee, which occurs when our Board reviews annual financial results and when the Committee completes its annual compensation review process.  The approval process specifies:

•	the individual receiving the grant;
•	the dollar value of options, with the number of options to be determined based on a Black-Scholes valuation; and
•	the dollar value of RSUs, with the number of RSUs to be determined based on the closing price of our shares on the date of grant.

Grants for associates other than officers also are approved by the Committee, and the Committee does not delegate authority for making grants to any member of management.  Our current policy provides that off-cycle grants and promotion and new hire grants may be approved at regularly scheduled or special Committee meetings.  We do not time our equity award grants relative to the release of material non-public information.

Hedging Policy; Pledging

Under our insider trading policy, short-selling, margin transactions, trading in exchange-traded options and engaging in hedging transactions such as prepaid variable forward contracts are prohibited with respect to our common stock.  Our insider trading policy also prohibits pledging company shares in margin accounts.  Associates and directors may only pledge company shares as collateral for a loan outside of a margin account up to 10% of their ownership of company shares (excluding options and unvested RSUs and restricted shares), provided that shares required to be held pursuant to our stock ownership guidelines may not be pledged.  Our Nominating and Corporate Governance Committee retains discretion to permit limited exceptions to the 10% restriction.  None of our executive officers or directors currently has pledged any company shares.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   49

Benefits and Perquisites

We provide our executives with certain health and insurance benefits, as well as travel and other perquisites.  Our executives can participate in our 401(k) plan (which includes company matching contributions of 50% up to the first 6% of a participant’s contributions), our Associate Stock Purchase Plan and our health benefit and insurance programs on the same basis as our associates.  We also provide our executives with either a car allowance or a leased vehicle.

We do not provide any other executive perquisites such as supplemental life insurance, financial planning, country club membership, or special health benefits.

Change of Control Arrangements

Our current NEOs, other than Mr. Baruch, are parties to “change in control” severance agreements, and Mr. Baruch participates in our executive change in control severance plan. For a description of our executives’ change in control agreements, please see the section entitled “Executive Compensation — Potential Payments Upon Termination or Change in Control” beginning on page 64 of this proxy statement.

We believe that such arrangements are important to promote the stability of our business and our key personnel during the transition period surrounding a change in control transaction, and to keep our executives focused on the business rather than on their employment prospects.  These arrangements serve to assure the retention of key executives in order to successfully execute a change of control transaction. To this end, the change of control benefits only are provided if the executive remains with the company through the change of control and if there is a termination of employment without cause or by the executive for good reason, commonly referred to as a “double trigger.”  Please see the section entitled “Executive Compensation — Potential Payments Upon Termination or Change in Control — Change in Control Arrangements” beginning on page 64 of this proxy statement.

As discussed in more detail in the section entitled “Executive Compensation — Potential Payments Upon Termination or Change in Control — Equity Award Plans” on page 65 of this proxy statement, since January 2006, all stock options and RSU and restricted stock awards have been made under our 2005 and 2015 Omnibus Incentive Plans.  Under our Omnibus Incentive Plans, in the event of a change in control transaction pursuant to a merger agreement, outstanding stock options and restricted stock and RSU awards shall be continued, assumed or substituted if so provided in the merger agreement.  If the merger agreement does not provide for continuation, assumption or substitution of equity awards, the vesting of outstanding options shall accelerate and the restrictions applicable to all restricted stock and RSU awards shall lapse.  In addition, following any change in control, if an associate’s employment is terminated without cause within one year following the change in control, vesting shall also accelerate.  For executive officers with change in control agreements or who participate in our executive change in control severance plan, the protection period is extended to two years and vesting also accelerates in cases of termination by the executive for good reason.  The Committee believes that these provisions provide our Board with appropriate flexibility to address the treatment of options and restricted stock and RSU awards in a merger or similar transaction that is approved by our Board, while providing appropriate protections to our executives and other associates in transactions which are not approved by our Board.  Because there is no acceleration of awards unless there is both a change in control and either the awards are terminated or the grantee’s employment is terminated following the change in control, our outstanding equity awards are subject to “double trigger” accelerated vesting.

Executive Severance Plan

Under our Executive Severance Plan, adopted in October 2016, Vice Presidents, Senior Vice Presidents and Executive Vice Presidents of the Company are eligible to receive certain severance benefits in the event of limited qualifying termination events.  Please see the section entitled “Executive Compensation — Potential Payments Upon Termination or Change in Control — Executive Severance Plan” on page 66 of this proxy statement.

50   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

Competitive Positioning

In determining the amounts of base salary, performance bonus plan opportunities and stock-based compensation for the NEOs, and other executive officers and senior officers, the Committee reviewed and benchmarked the compensation levels of the NEOs and other executive officers and senior officers against competitive market data developed by FW Cook.  Market data developed by FW Cook was comprised of peer group compensation data for the CEO, CFO and three other most highly compensated executives, as reported in the proxy statements of peer companies, together with compensation data by functional position derived from two third-party general industry surveys, with the peer data and industry surveys each weighted one-third for the NEOs.  Survey data for each position was based on functional matches and interpolated using MSC’s revenue.

In developing our peer group of companies, FW Cook consults with the company’s Human Resources department and the Committee to identify companies similar in size and business mix.  In addition, by balancing the peer company data with compensation data from two broad general industry surveys, the Committee believes that the benchmarking data is more representative of the market place for executive talent and less subject to distortion.

Peer companies and the two broad general industry survey sources were the same as used for fiscal 2017.  In this Compensation Discussion and Analysis, references to our NEOs’ actual fiscal 2018 compensation in relation to the market data are based on the market data presented by FW Cook to the Committee in August 2018.  The Committee believes that the competitive market data compiled by FW Cook provides an appropriate benchmarking resource.

The fiscal 2018 peer group is listed in the chart below, together with comparative information about revenue, net income, market capitalization, total assets and number of employees compiled by FW Cook based on publicly available information:

(Dollars in millions)

Company	Revenue(1)	Net Income(1),(2)	Total Assets(3)	Market Cap(4)	Employees(5)
Anixter International Inc.	$8,132	$105	$4,502	$2,413	8,900
Applied Industrial Technologies, Inc.	3,073	142	2,286	2,983	6,634
Beacon Roofing Supply, Inc.	5,772	80	6,591	2,526	5,406
DXP Enterprises, Inc.	1,115	26	667	798	2,511
Fastenal Company	4,675	681	3,100	16,746	20,565
Kaman Corporation	1,852	59	1,442	1,826	5,297
MRC Global Inc.	3,954	54	2,616	1,862	3,580
NOW Inc.	2,907	4	1,811	1,863	4,325
Patterson Companies, Inc.	5,498	166	3,288	2,105	7,700
Pool Corporation	2,897	223	1,404	6,632	4,000
Rush Enterprises, Inc.	5,055	186	3,016	1,691	6,825
ScanSource, Inc.	3,846	33	1,945	1,040	2,600
Watsco, Inc.	4,453	213	2,326	6,000	5,200
WESCO International, Inc.	8,095	179	4,715	2,880	9,100
W.W. Grainger, Inc.	10,895	775	5,905	19,875	25,050

Summary Percentiles: 15 Companies
75th Percentile	$5,635	$200	$3,895	$4,492	8,300
Median	4,453	142	2,616	2,413	5,406
25th Percentile	2,990	57	1,878	1,844	4,163

MSC Industrial Direct(6)	$3,120	$317	$2,256	$4,778	6,657
– Percentile Rank	29%	87%	35%	76%	58%

_____________________________’

(1)	Determined as of the most recently reported four fiscal quarters ended prior to August 2018.
(2)	Excludes extraordinary items and discontinued operations.
(3)	Determined as of the most recently reported fiscal quarter end prior to August 2018.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   51

(4)	Determined as of September 1, 2018, as calculated by a third-party vendor.
(5)	Determined as of the most recently reported fiscal year end prior to August 2018.
(6)	Data for MSC is with respect to the four fiscal quarters ended June 2, 2018, the company’s last quarter ended prior to August 2018.

The Committee generally seeks to set base salary, total target cash compensation (the sum of base salary and target annual performance bonus) and total target direct compensation (the sum of total target cash compensation and long-term equity compensation) at the median, or 50th percentile, of the market data.  Total cash compensation based on achievement of stretch performance goals under our performance bonus generally is targeted to approximate the 75th percentile of the market data.  Long-term equity compensation in the form of stock options and RSUs generally are targeted to approximate the median of the market data.  The Committee believes that this competitive positioning is consistent with the goals of the company’s compensation programs, by linking pay to performance and providing top-tier compensation only when the company achieves superior performance.

52   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

Executive Incentive Compensation Recoupment Policy

Upon recommendation of the Committee, our Board adopted in October 2009 an Executive Incentive Compensation Recoupment Policy.  The policy covers all executive officers of the company, as well as the company’s corporate controller, and applies to incentive awards under our annual performance bonus plan and equity awards under our equity plans, granted or awarded after the adoption of the policy. The policy provides our Board with discretion to obtain recoupment of awards as follows:

•

in the event of a significant restatement of financial results, other than as a result of a change in accounting principles (a “Restatement”), the Board may recoup cash incentive bonuses and equity awards that were paid or that vested to the extent that the amount paid or that vested would have been lower if the financial results had been properly reported;

•

in the event of a Restatement where a covered officer engaged in misconduct that caused or partially caused the need for the Restatement, the Board may take any or all of the following actions with respect to such covered officer: (i) recoup all cash incentive bonuses and equity awards that were paid or that vested based upon the achievement of financial results that were subsequently reduced due to the Restatement, (ii) cancel outstanding equity awards, (iii) recoup any shares received from the vesting or exercise of equity awards, and (iv) recoup any net proceeds from any sale of shares upon or following the vesting or exercise of equity awards; and

•

in the event that following termination of employment, a covered officer breaches his or her non-competition, non-solicitation or non-disclosure covenants owed to the company, the Board may take any or all of the following actions with respect to such covered officer: (i) cancel outstanding equity awards, (ii) recoup any shares received from the vesting or exercise of equity awards during the period beginning two years before and ending two years after the covered officer’s termination of employment, and (iii) recoup any net proceeds from any sale of shares upon or following the vesting or exercise of equity awards during the period beginning two years before and ending two years after the covered officer’s termination of employment.

The Board may only seek recoupment in cases of a Restatement if either the Restatement shall have occurred within 36 months of the publication of the audited financial statements that have been restated, or the Audit Committee of the Board shall have taken steps to consider a Restatement prior to the end of such 36 months and the Restatement occurs within 48 months of the publication of the audited financial statements.

In addition, our equity award documents provide for forfeiture of awards in cases where a grantee violates a confidentiality, non-competition or non-solicitation covenant or agreement and for recoupment in cases where, following a termination of employment, the company determines that a termination for cause would have been justified prior to such termination.

In the event of a change in control, as defined in our Omnibus Incentive Plans, the company’s right to seek recoupment shall terminate.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   53

Executive Stock Ownership Guidelines

To more closely align the interests of our management with those of our shareholders, our Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, adopted in November 2011 stock ownership guidelines for our executive officers.  The ownership guidelines require that each of our executive officers own a minimum number of shares having a value equal to the following:

Role	Minimum Value of Shares
Chief Executive Officer	6 times annual base salary
Executive Vice Presidents	3 times annual base salary
Senior Vice Presidents	2 times annual base salary
Vice Presidents	1 times annual base salary

All shares held by our executives, including unvested restricted shares and RSUs but not including shares underlying unexercised stock options, count toward these guidelines.  The guidelines provide for our executives to reach these goals within five years from the date on which the executive is appointed.  Once an executive has attained his or her minimum ownership requirement, he or she must maintain at least that level of ownership.  If an executive has not satisfied his or her proportionate minimum stock ownership guideline, the executive must retain an amount equal to 100% of the net shares (i.e., after tax withholding and shares sold to pay the exercise price of option) received as a result of the exercise of stock options or the vesting of restricted shares or RSUs.  All of our executive officers are in compliance with their current stock ownership guidelines.  In addition to our stock ownership guidelines, we believe that the extended vesting provisions of our options and restricted stock and RSU awards for our executives properly align their interests with those of our shareholders, and encourage and incentivize long-term planning and strategic initiatives to enhance shareholder value.

Federal Income Tax Deductibility of Executive Compensation

For fiscal years beginning prior to December 31, 2017, Section 162(m) of the Internal Revenue Code of 1986 established a $1 million limit on the amount that a publicly held corporation may deduct for compensation paid to the chief executive officer and the next three most highly paid NEOs (other than the chief financial officer) in a taxable year.  This limitation did not apply to any compensation that is “qualified performance-based compensation” under Section 162(m).  In the past, stock options granted, and annual performance bonuses paid under, our omnibus incentive plans were intended to qualify as performance-based compensation for purposes of Section 162(m), but annual RSU awards under such plans did not qualify as performance-based compensation, and were therefore subject to the $1 million limit on deductible compensation.  Section 162(m) of the Internal Revenue Code was amended by the Tax Cuts and Jobs Act of 2017. Effective for taxable years beginning after December 31, 2017, the new law eliminates the Section 162(m) exception for performance-based compensation (other than with respect to payments made pursuant to certain “grandfathered” arrangements entered into prior to November 2, 2017) and expands the definition of “covered employee” to include a company’s chief financial officer and any individual who was a covered employee of the company in any taxable year beginning after December 31, 2016.  As a result of the changes to Section 162(m), compensation paid to our named executive officers in excess of $1 million will not be deductible, unless it qualifies for the transition relief applicable to the “grandfathered” arrangements in place as of November 2, 2017.  While the Committee considers the deductibility of compensation as one factor in determining executive compensation, the Committee believes that it is in the best interests of our shareholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.

54   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

COMPENSATION RISK ASSESSMENT

The Compensation Committee of our Board engaged FW Cook to conduct a comprehensive risk assessment of our incentive-based compensation plans in 2016 to assist the Compensation Committee in its compensation risk assessment.  In its report to the Compensation Committee, FW Cook determined that our incentive plans were well-aligned with sound compensation design principles and that there were no significant areas of concern from a compensation risk perspective.  FW Cook also determined that changes to our annual and long-term incentive programs, implemented in fiscal 2016, reflect considerable time and attention and have not elevated the riskiness of our incentive programs.  In 2018, at the request of the Compensation Committee, FW Cook updated and confirmed its earlier assessment.  Based on the Compensation Committee’s review and the FW Cook reports, the Compensation Committee believes that our compensation programs do not encourage excessive or inappropriate risk-taking on the part of our associates, including our executive and senior officers.  The Compensation Committee believes that the design and mix of our compensation programs appropriately encourage our executive and senior officers to focus on the creation of long-term shareholder value.  In its review, the Compensation Committee noted the following features:

•	executive and senior officer pay mix balances fixed and variable cash compensation, cash and equity, and annual and longer-term incentive compensation;
•	our executive performance bonus program includes the following design features which the Compensation Committee believes properly incentivize senior management:
-	target bonuses generally do not exceed 100% of base salary;
-	maximum payouts are capped at 200% of target;
-

payout levels based on achievement of financial metrics generally are calculated on a straight-line interpolation basis between threshold and target levels and between target and maximum levels, rather than providing for significantly different payout levels based on small changes in operating results;

-	the annual performance bonus is largely based on achievement of multiple financial metrics, rather than a single financial metric;
-

the annual performance bonus plan includes a 25% weighting for achievement of individual G&Os (vice presidents and senior directors and below have a 50% weighting for individual G&Os) and also includes an individual performance multiplier, both of which are evaluated by the Compensation Committee, which serves to focus management on achievement of strategic business and long-term initiatives;

-	the Compensation Committee retains discretion to adjust company financial metrics to account for non-recurring and other similar items; and
-

the Compensation Committee retains discretion to reduce bonus payouts below the amounts otherwise payable under the performance bonus program where it determines that bonus amounts are not reflective of company and individual performance;

•

annual non-management bonus plans for corporate, sales and other business functions allocate a lower percentage of variable cash compensation than for management with bonus awards based on subjective assessment of individual performance;

•	long-term equity awards constitute a significant portion of executives’ and senior officers’ compensation, thereby focusing such individuals on enhancing long-term shareholder value; and
•	equity awards for all associates provide vesting periods of four years for stock options and five years for restricted stock and RSUs.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   55

In addition to the design and mix of our compensation programs, to further align our executive officers’ interests with our shareholders and mitigate risk relating to our compensation programs, we have adopted an Executive Incentive Compensation Recoupment Policy, which is described in the section entitled “Compensation Discussion and Analysis — Executive Incentive Compensation Recoupment Policy,” and stock ownership guidelines for all of our executive officers, which is described in the section entitled “Compensation Discussion and Analysis — Executive Stock Ownership Guidelines.”

COMPENSATION COMMITTEE REPORT

The information contained under this “Compensation Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act, or under the Exchange Act, or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this information by reference into any such filing.

The Compensation Committee of our Board has reviewed and discussed with management the Compensation Discussion and Analysis that precedes this report.  Based on this review and discussion, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee of the Board,

Denis Kelly (Chairperson)

Roger Fradin

Louise Goeser

Michael Kaufmann

Steven Paladino

56   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth the compensation of the following named executive officers for services rendered to the company during the fiscal years ended September 1, 2018, September 2, 2017 and September 3, 2016:

•	Erik Gershwind, our President and Chief Executive Officer;
•	Rustom Jilla, our Executive Vice President and Chief Financial Officer; and
•

Douglas Jones, Steve Armstrong and Steven Baruch, who were the three other most highly compensated executive officers with respect to, and who were serving as executive officers at the end of, fiscal year 2018.

A detailed description of the plans and programs under which our named executive officers received the following compensation can be found in the section entitled “Compensation Discussion and Analysis” beginning on page 35 of this proxy statement.  Additional information about these plans and programs is included in the additional tables and discussions which follow the Summary Compensation Table.

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Erik Gershwind	2018	740,723	1,099,992	899,995	1,700,063	20,746	4,461,519
President and	2017	719,148	825,003	675,002	1,723,180	19,442	3,961,775
Chief Executive Officer	2016	700,710	824,953	674,994	500,000	20,711	2,721,368

Rustom Jilla	2018	505,169	412,487	337,500	389,083	21,462	1,665,701
Executive Vice President	2017	490,510	443,316	362,700	322,654	20,956	1,640,136
and Chief Financial Officer	2016	476,811	384,970	314,993	117,726	30,490	1,324,990

Douglas Jones Executive Vice President and Chief Supply Chain Officer	2018	414,647	302,480	247,499	243,417	14,129	1,222,172
	2017	388,430	338,818	277,204	201,272	13,196	1,218,920
	2016	384,604	302,452	247,493	73,435	21,520	1,029,504

Steve Armstrong	2018	410,264	261,247	213,738	220,635	20,469	1,126,353
Senior Vice President,	2017	398,359	242,308	198,221	161,009	20,366	1,020,263
General Counsel, and Corporate Secretary	2016	386,213	221,641	181,350	53,549	20,655	863,408

Steven Baruch(6)	2018	348,668	219,935	179,989	227,665	11,628	987,885
Executive Vice President
and Chief Strategy
& Marketing Officer

_____________________________

(1)	The amounts shown in this column reflect the executive’s actual base salary, including amounts deferred under our 401(k) plan.
(2)

The amounts in this column do not reflect compensation actually received by the named executive officers nor do they reflect the actual value that will be recognized by the named executive officers. Instead, the amounts reflect the grant date fair value for grants made by us in fiscal years 2018, 2017 and 2016, calculated in accordance with FASB ASC Topic 718. This valuation method values restricted stock and restricted stock units granted during the indicated year, based on the fair market value of our Class A common stock (the closing price as reported on the New York Stock Exchange) on the date of grant.

(3)

The amounts in this column do not reflect compensation actually received by the named executive officers nor do they reflect the actual value that will be recognized by the named executive officers. Instead, the amounts reflect the grant date fair value for grants made by us in fiscal years 2018, 2017 and 2016, calculated in accordance with FASB ASC Topic 718. For information regarding assumptions made in calculating the amounts reflected in this column for grants made in fiscal years 2018, 2017 and 2016, please refer to Note 10 to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the fiscal year ended September 1, 2018.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   57

(4)

The amounts in this column reflect amounts earned pursuant to our annual performance bonus program for our named executive officers.  For more information, please see the section entitled “Compensation Discussion and Analysis — Fiscal Year 2018 Executive Compensation — Annual Performance Bonus Program” on page 44 of this proxy statement.

(5)	See the Fiscal Year 2018 All Other Compensation table below for a breakdown of the compensation included in the “All Other Compensation” column for fiscal year 2018.
(6)	Mr. Baruch was not a named executive officer for fiscal years 2017 and 2016. Therefore, no compensation information for fiscal years 2017 and 2016 appears in this table for Mr. Baruch.

Fiscal Year 2018 All Other Compensation

Name	Auto Allowance ($)	401(k) Match ($)	Total ($)
Erik Gershwind	12,775	7,971	20,746
Rustom Jilla	13,606	7,856	21,462
Douglas Jones	5,572	8,557	14,129
Steve Armstrong	12,369	8,100	20,469
Steven Baruch	7,176	4,452	11,628

58   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

Fiscal Year 2018 Grants of Plan-Based Awards

The following table shows the stock option and restricted stock units granted to our named executive officers in fiscal year 2018 and the estimated possible payouts under the performance bonus awards granted to our named executive officers in respect of fiscal year 2018 performance.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Erik Gershwind	n/a	562,500	1,500,000	2,400,000	—	—	—	—
	10/20/2017	—	—	—	13,819	—	—	1,099,992
	10/20/2017	—	—	—	—	73,469	79.60	899,995
Rustom Jilla	n/a	136,250	363,332	581,331	—	—	—	—
	10/20/2017	—	—	—	5,182	—	—	412,487
	10/20/2017	—	—	—	—	27,551	79.60	337,500
Douglas Jones	n/a	85,240	227,307	363,691	—	—	—	—
	10/20/2017	—	—	—	3,800	—		302,480
	10/20/2017	—	—	—	—	20,204	79.60	247,499
Steve Armstrong	n/a	77,262	206,032	329,651	—	—	—	—
	10/20/2017	—	—	—	3,282	—	—	261,247
	10/20/2017	—	—	—	—	17,448	79.60	213,738
Steven Baruch	n/a	72,476	193,270	309,232	—	—	—	—
	10/20/2017	—	—	—	2,763	—	—	219,935
	10/20/2017	—	—	—	—	14,693	79.60	179,989

_____________________________

(1)

These columns reflect the potential threshold, target and maximum annual performance bonuses payable to such named executive officer under our 2018 annual performance bonus program.  Amounts actually earned in fiscal year 2018 are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table.  Under our 2018 annual performance bonus program, bonus awards for 2018 were based on achievement of two company financial metrics, each weighted 37.5%, and the remaining 25% was based on the achievement of individual goals and objectives (G&Os).  In addition, award opportunities were subject to an individual performance multiplier ranging from 0% to 125%. For additional information, please see the section entitled “Compensation Discussion and Analysis — Fiscal Year 2018 Executive Compensation — Annual Performance Bonus Program” on page 44 of this proxy statement.  Annual bonus awards for the named executive officers were made under our shareholder-approved 2015 Omnibus Incentive Plan.  Awards under the plan were made at levels of 1% of EBIT for our Chief Executive Officer and 0.6% of EBIT for other executive officers, subject to our Compensation Committee’s exercise of discretion to reduce the actual payouts. Consistent with our Compensation Committee’s policy, our Compensation Committee exercised its discretion to reduce the payouts under the awards so that actual payouts were equal to the payouts determined under our 2018 annual performance bonus program.

(2)

These amounts represent restricted stock units granted in fiscal year 2018 pursuant to our 2015 Omnibus Incentive Plan. These awards vest 20% on each of the first through fifth anniversaries of the grant date (with limited exceptions for termination of employment due to death, disability, retirement and change in control). The restricted stock units granted to our named executive officers have no performance criteria.  For additional information, please see the section entitled “Compensation Discussion and Analysis — Fiscal Year 2018 Executive Compensation — Long-Term Stock-Based Compensation” on page 48 of this proxy statement.

(3)

This column reflects stock option awards granted in fiscal year 2018 pursuant to our 2015 Omnibus Incentive Plan. The stock options granted to our named executive officers in fiscal year 2018 have a seven-year term and fully vest over four years, with 25% of the stock options vesting on each of the first four anniversaries of the date of grant (with limited exceptions for termination of employment due to death, disability, retirement and change in control). The stock options granted to our named executive officers have no performance criteria.  For additional information, please see the section entitled “Compensation Discussion and Analysis — Fiscal Year 2018 Executive Compensation — Long-Term Stock-Based Compensation” on page 48 of this proxy statement.

(4)

Awards were issued with an exercise price equal to the fair market value on the grant date, which we determined based on the closing price of a share of our Class A common stock as quoted on the New York Stock Exchange on the date of the grant.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   59

(5)

The amounts in this column do not reflect compensation actually received by the named executive officers nor do they reflect the actual value that will be recognized by the named executive officers.  Instead, the amounts represent the full grant date fair value of awards as calculated in accordance with FASB ASC Topic 718.  The grant date fair value is the amount that we will expense in our financial statements over the award’s vesting schedule.  For restricted stock units, fair value is the closing price of a share of our Class A common stock as quoted on the New York Stock Exchange on the date of the grant.  The closing price of a share of our Class A common stock as quoted on the New York Stock Exchange on October 20, 2017 was $79.60.  The fair values shown for stock options are accounted for in accordance with FASB ASC Topic 718.  For additional information on the valuation assumptions, please refer to Note 10 to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the fiscal year ended September 1, 2018.

Dividends are not paid on unvested restricted stock units; instead, dividend equivalent units accrue on unvested restricted stock units and vest at the same times as the underlying restricted stock units.  The quarterly dividend rate for the first quarter of fiscal year 2018 was $0.48 per share, and the quarterly dividend rate for the second, third and fourth quarters of fiscal year 2018 was $0.58 per share.

60   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

Outstanding Equity Awards at 2018 Fiscal Year-End Table

The following table shows the amount of outstanding stock option, restricted stock and restricted stock unit awards previously granted and held by the named executive officers as of September 1, 2018.

The market value of the stock awards is based on the closing price of a share of our Class A common stock as of August 31, 2018, the last business day of fiscal year 2018, which was $85.48.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Erik Gershwind	45,393	—	81.76	10/22/2020	—	—
	34,458	11,487(1)	83.03	10/21/2021	—	—
	42,029	42,030(2)	58.90	10/18/2022	—	—
	18,164	54,495(3)	71.33	10/25/2023	—	—
	—	73,469(4)	79.60	10/19/2024	—	—
	—	—	—	—	1,529(5)	130,699
	—	—	—	—	2,860(6)	244,473
	—	—	—	—	9,030(7)	771,884
	—	—	—	—	9,691(8)	828,387
	—	—	—	—	14,176(9)	1,211,764
Rustom Jilla	12,307	19,614(2)	58.90	10/18/2022	—	—
	9,760	29,282(3)	71.33	10/25/2023	—	—
	—	27,551(4)	79.60	10/19/2024	—	—
	—	—	—	—	2,842(10)	242,934
	—	—	—	—	4,214(7)	360,213
	—	—	—	—	5,208(8)	445,180
	—	—	—	—	5,316(9)	454,412
Douglas Jones	23,364	—	81.76	10/22/2020	—	—
	16,802	5,601(1)	83.03	10/21/2021	—	—
	15,410	15,411(2)	58.90	10/18/2022	—	—
	7,459	22,380(3)	71.33	10/25/2023	—	—
	—	20,204(4)	79.60	10/19/2024	—	—
	—	—	—	—	612(5)	52,314
	—	—	—	—	1,084(6)	92,660
	—	—	—	—	3,311(7)	283,024
	—	—	—	—	3,980(8)	340,210
	—	—	—	—	3,898(9)	333,201
Steve Armstrong	12,610	4,204(1)	83.03	10/21/2021	—	—
	11,292	11,292(2)	58.90	10/18/2022	—	—
	5,334	16,003(3)	71.33	10/25/2023	—	—
	—	17,448(4)	79.60	10/19/2024	—	—
	—	—	—	—	509(5)	43,509
	—	—	—	—	1,003(6)	85,736
	—	—	—	—	2,427(7)	207,460
	—	—	—	—	2,847(8)	243,362
	—	—	—	—	3,367(9)	287,811
Steven Baruch	5,404	—	69.46	10/23/2019	—	—
	5,523	—	81.76	10/22/2020	—	—
	5,526	1,843(1)	83.03	10/21/2021	—	—
	5,603	5,604(2)	58.90	10/18/2022	—	—
	2,749	8,247(3)	71.33	10/25/2023	—	—
	—	14,693(4)	79.60	10/19/2024	—	—
	—	—	—	—	175(5)	14,959
	—	—	—	—	477(6)	40,774
	—	—	—	—	1,205(7)	103,003
	—	—	—	—	1,466(8)	125,314
	—	—	—	—	2,834(9)	242,250

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   61

(1)	These stock options became exercisable on October 22, 2018.
(2)	One-half of these stock options became exercisable on October 19, 2018. An additional one-half of these stock options will become exercisable on October 19, 2019.
(3)	One-third of these stock options became exercisable on October 26, 2018. An additional one-third of these stock options will become exercisable on each of October 26, 2019, and October 26, 2020.
(4)

One-quarter of these stock options became exercisable on October 20, 2018.  An additional one-quarter of these stock options will become exercisable on each of October 20, 2019, October 20, 2020, and October 20, 2021.

(5)	The restrictions on these shares lapsed on October 23, 2018.
(6)	The restrictions on one-half of these shares lapsed on October 22, 2018. The restrictions on an additional one-half of these shares will lapse on October 22, 2019.
(7)

This number includes dividend equivalent units accrued through September 1, 2018.  The restrictions on one-third of these RSUs lapsed on October 19, 2018. The restrictions on an additional one-third of these RSUs will lapse on each of October 19, 2019, and October 19, 2020.

(8)

This number includes dividend equivalent units accrued through September 1, 2018.  The restrictions on one-quarter of these RSUs lapsed on October 26, 2018. The restrictions on an additional one-quarter of these RSUs will lapse on each of October 26, 2019, October 26, 2020 and October 26, 2021.

(9)

This number includes dividend equivalent units accrued through September 1, 2018.  The restrictions on one-fifth of these RSUs lapsed on October 20, 2018.  The restrictions on an additional one-fifth of these RSUs will lapse on each of October 20, 2019, October 20, 2020, October 20, 2021 and October 20, 2022.

(10)	The restrictions on one-half of these shares lapsed on July 20, 2018. The restrictions on an additional one-quarter of these shares will lapse on each of July 20, 2019 and July 20, 2020.

62   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

Fiscal Year 2018 Option Exercises and Stock Vested

The following table shows (i) the number of shares of our Class A common stock acquired upon the exercise of stock options by the named executive officers in fiscal year 2018, (ii) the number of shares of restricted stock and/or the number of restricted stock units held by the named executive officers which vested in fiscal year 2018, and (iii) the value realized upon the exercise of such stock options and the vesting of such shares or units, in each case before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Erik Gershwind	—	—	10,655	840,875
Rustom Jilla	2,500	100,250	4,058	324,733
Douglas Jones	22,860	583,844	4,458	351,356
Steve Armstrong	32,903	643,620	3,591	283,182
Steven Baruch	4,682	68,273	1,602	126,332

_____________________________

(1)

The amounts in this column reflect the aggregate dollar amount realized upon exercise of the options determined by the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(2)	This number includes dividend equivalent units that vested at the same time as the underlying restricted stock units.
(3)

The amounts in this column reflect the aggregate dollar amount realized upon the vesting of stock determined by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

Pension Benefits and Nonqualified Deferred Compensation

Our named executive officers do not receive any compensation in the form of pension benefits or nonqualified deferred compensation.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   63

Potential Payments Upon Termination or Change in Control

Change in Control Arrangements

Each of our current named executive officers, other than Mr. Baruch, are parties to “change in control” severance agreements, and Mr. Baruch participates in the MSC Industrial Direct Co., Inc. Executive Change in Control Severance Plan, which was adopted in June 2018. These arrangements provide for payment to the named executive officers upon a qualifying termination following a change in control of our company.  The terms of these arrangements are discussed below.  In addition to these arrangements, each of our current named executive officers executed a confidentiality, non-solicitation and non-competition agreement under which each of them agreed not to use or disclose any confidential information relating to the company during his employment and after termination.  Each of them also agreed not to compete with the company or to solicit any employees of the company during his employment and for two years following termination of his employment.  All payments under the change in control arrangements are contingent on them complying with the foregoing obligations.

Under the terms of these arrangements, “cause” is generally defined to include (i) the willful and continued failure by the executive to substantially perform his duties (other than any such failure resulting from his incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the executive by the company, (ii) the willful engaging by the executive in conduct which is demonstrably and materially injurious to the company, monetarily or otherwise, or (iii) the executive’s conviction of, or entering a plea of nolo contendere to, a felony.  A change in the executive’s “circumstances of employment” will generally be deemed to have occurred if there is (a) a material reduction or change in the executive’s employment duties or reporting responsibilities, (b) a reduction in the executive’s annual base salary, (c) a material diminution in the executive’s status, working conditions or other economic benefits, or (d) the company requiring the executive to be based at any place outside a 30-mile radius from the company’s offices where the executive was based prior to a change in control.

A change in control of the company will generally be deemed to have occurred under these arrangements if (i) a person or entity, other than members of the Jacobson or Gershwind families, acquires beneficial ownership of 50% or more of the combined voting power of the company’s voting securities, (ii) there is a change in the Board as a result of which the Board members cease to constitute a majority of the Board, (iii) there is a consummation of a merger or consolidation, other than a merger or consolidation that results in our shareholders holding more than 50% of the combined voting power of the voting securities of the surviving entity, (iv) there is a liquidation or dissolution approved by our shareholders, or (v) there is a consummation of a sale of all or substantially all of the company’s assets.

Each of Messrs. Gershwind, Jilla, Jones and Armstrong has a change in control agreement with the company.  Messrs. Gershwind’s, Jones’ and Armstrong’s agreements were amended and restated in December 2014, and each has a term of three years.  Mr. Jilla’s agreement was entered into in September 2015 and has a term of three years.  The term of each agreement automatically renews for successive three-year terms unless terminated by us, in our sole discretion, upon notification to the executive at least 18 months prior to the end of the then current term.  Mr. Baruch does not have a change in control agreement with the company but instead participates in our Executive Change in Control Severance Plan.

These arrangements provide that if, within two years after the occurrence of a change in control of the company, (a) we terminate the executive’s employment other than for cause or (b) the executive terminates his employment following a change in the executive’s “circumstances of employment,” then we will be obligated to pay the executive a severance payment equal to (i) two times the executive’s annual base salary, plus (ii) two times the executive’s targeted annual cash incentive bonus, plus (iii) the pro rata portion of the executive’s targeted annual cash performance bonus.  In addition, any unvested stock options and stock awards would accelerate.  As a condition to receiving his severance payments and benefits, the executive would be required to execute a general release in favor of the company.

In addition, if the executive’s employment is terminated after the occurrence of a change in control as described above, we are obligated to provide the executive with outplacement services for up to six months and healthcare coverage, if elected by the executive, for up to 18 months (or in the case of Mr. Baruch, a single lump sum payment equal to 18 months of healthcare coverage), and the executive is entitled to receive, at our expense, an automobile allowance for the lesser of two years or the remainder of the automobile lease in effect following the termination of his employment.

Under these arrangements, the amount of severance benefits for these executives would be subject to reduction to the extent that the after-tax payments would be increased as a result of the payments being classified as “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986.

64   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

Equity Award Plans

The number of outstanding equity awards held by each named executive officer under our Omnibus Incentive Plans as of September 1, 2018 is listed above in the Outstanding Equity Awards at 2018 Fiscal Year-End table.  All unvested equity awards at the end of fiscal year 2018 were granted to the named executive officers under our 2005 and 2015 Omnibus Incentive Plans, which provides certain benefits to plan participants in the event of the termination of such participant’s employment or a change in control of the company.  The terms of these benefits are described below.

In connection with their long-term incentive awards, the named executive officers are required to sign an agreement containing confidentiality and non-competition provisions designed to protect the company’s confidential and proprietary information and to preserve the company’s competitive advantages.

Omnibus Incentive Plans

Each of our 2005 and 2015 Omnibus Incentive Plans is a “double trigger” plan, meaning that unvested stock options and unvested restricted stock unit and restricted stock awards vest if there is a change in control of our company only if both (i) a change in control occurs and (ii) such options or awards are not continued, assumed or substituted in connection with the transaction or if there is a termination of employment without cause (or for executives with change in control arrangements, a termination by the executive for good reason) within one year (two years for executives with change in control arrangements) following the change in control.  A change in control of the company will be deemed to have occurred for purposes of our Omnibus Incentive Plans in the same circumstances as described above under the section entitled “– Change in Control Arrangements.”

Under our Omnibus Incentive Plans and awards thereunder, in the event that the employment of a named executive officer is terminated by reason of death, disability or retirement, all unvested stock options held by the named executive officer become immediately exercisable until the first anniversary of such termination or until the stock options expire by their terms, whichever is shorter, and the restrictions on outstanding restricted stock and restricted stock units shall lapse and the shares shall become fully vested.  The named executive officer will be deemed to have retired if his employment is terminated without cause, death or disability, on or after age 65, provided the named executive officer has a total of five years of service with the company.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   65

Executive Severance Plan

On October 27, 2016, our Board adopted, upon the recommendation of our Compensation Committee, the MSC Executive Severance Plan. Under the MSC Executive Severance Plan, Vice Presidents, Senior Vice Presidents and Executive Vice Presidents of the company are eligible to receive certain severance benefits in the event of a qualifying termination.  For purposes of the MSC Executive Severance Plan, a “qualifying termination” means the occurrence of any of (i) the involuntary termination of a participant’s employment by the company as a result of the elimination of such participant’s job or position with the company because of reorganization, job elimination, or site closure, (ii) the termination of a participant’s employment with the company upon the participant’s failure to accept a material change in the geographic location where such participant is required to primarily perform his services for the company, such that the distance between the previous geographic location and the new geographic location exceeds 50 miles (one way); or (iii) the termination of a participant’s employment with the company upon the participant’s failure to accept a reduction in such participant’s base salary of 20 percent or more.

Severance benefits consist of a severance allowance, a benefits credit payment, a vesting acceleration benefit and, at the discretion of the plan administrator, outplacement services.  The severance allowance generally will be (i) 18 months of base pay for executive vice presidents, (ii) 15 months of base pay for senior vice presidents and (iii) 12 months of base pay for vice presidents, plus in each case a pro rata bonus (based on the average bonus paid for the prior three fiscal years).  The benefits credit will be an amount equal to the credit provided by the company toward the cost of the participant’s coverage under our healthcare exchange for 18 months in the case of executive vice presidents, 15 months in the case of Senior Vice Presidents and 12 months in the case of Vice Presidents.  The vesting acceleration benefit will be the acceleration of equity awards that otherwise would have vested on the next scheduled vesting date after a participant’s termination date.  Finally, the plan administrator may, in its discretion, provide outplacement services for such duration as the plan administrator may determine.

As a condition of receiving any severance benefit under the MSC Executive Severance Plan, a participant will be required to execute and not revoke a severance and release agreement in favor of the company in such form and of such content as the plan administrator, in its sole discretion, may require.

Under the MSC Executive Severance Plan, no participant will be entitled to receive severance benefits in the event that the plan administrator determines, in its sole discretion, among other things, that at the time of the participant’s qualifying termination, we had cause to terminate the participant due to failure to meet our established performance criteria, the participant’s misconduct, or the participant’s violation of any applicable company policy. In addition, if a participant incurs a qualifying termination, and the plan administrator determines, in its sole discretion, that thereafter (i) the participant breached any provision(s) of his severance and release agreement, or (ii) the participant breached any provision(s) of any confidentiality, non-compete, non-solicitation, non-disparagement or other restrictive covenant or similar agreement with the company, any unpaid or unused severance benefits will be immediately forfeited, and the participant will be required to repay to us severance allowance amounts previously paid to such participant.

66   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

Potential Payments Upon Termination or Change in Control Table as of August 31, 2018

The following table sets forth the estimated amounts that would be payable to each of our named executive officers upon the termination of his employment under certain circumstances or upon a change in control in limited circumstances, assuming that the termination of employment or change in control had occurred on August 31, 2018 (which was the last business day of fiscal year 2018) and based on the price per share of our Class A common stock on that date, which was $85.48.  The actual amounts payable can only be calculated at the time of the event.  None of the named executive officers would have been eligible for retirement under the terms of our equity grant agreements as of August 31, 2018.

Name and Benefits	Change In Control and Termination of Award ($) (1)	Change in Control and Termination of Employment ($) (2) (3)	Death, Disability or Retirement ($) (4)	Termination Under MSC Executive Severance Plan ($) (5)
Erik Gershwind
Severance	—	4,497,381	—	—
Auto Allowance	—	25,550	—	—
Outplacement Services	—	30,000	—	—
Medical Benefits	—	39,950	—	—
Accelerated Vesting of Stock Options	2,348,403	2,348,403	2,348,403	—
Accelerated Vesting of Restricted Stock/RSUs	3,187,265	3,187,265	3,187,265	—
Total	5,535,668	10,128,549	5,535,668	—

Rustom Jilla
Severance	—	1,734,518	—	755,891
Auto Allowance	—	27,212	—	—
Outplacement Services	—	30,000	—	—
Medical Benefits	—	31,266	—	31,266
Accelerated Vesting of Stock Options	1,097,680	1,097,680	1,097,680	439,270
Accelerated Vesting of Restricted Stock/RSUs	1,502,715	1,502,715	1,502,715	443,646
Total	2,600,395	4,423,391	2,600,395	1,670,073

Douglas Jones
Severance	—	1,281,185	—	619,928
Auto Allowance	—	11,143	—	—
Outplacement Services	—	30,000	—	—
Medical Benefits	—	26,839	—	26,839
Accelerated Vesting of Stock Options	858,823	858,823	858,823	353,780
Accelerated Vesting of Restricted Stock/RSUs	1,101,394	1,101,394	1,101,394	344,671
Total	1,960,217	3,309,384	1,960,217	1,345,218

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   67

Name and Benefits	Change In Control and Termination of Award ($) (1)	Change in Control and Termination of Employment ($) (2) (3)	Death, Disability or Retirement ($) (4)	Termination Under MSC Executive Severance Plan ($) (5)
Steve Armstrong
Severance	—	1,236,192	—	515,080
Auto Allowance	—	24,738	—	—
Outplacement Services	—	30,000	—	—
Medical Benefits	—	51,316	—	42,764
Accelerated Vesting of Stock Options	639,478	639,478	639,478	261,495
Accelerated Vesting of Restricted Stock/RSUs	867,871	867,871	867,871	273,812
Total	1,507,349	2,849,595	1,507,349	1,093,151

Steven Baruch
Severance	—	1,089,340	—	527,100
Auto Allowance	—	14,352	—	—
Outplacement Services	—	30,000	—	—
Medical Benefits	—	28,265	—	28,265
Accelerated Vesting of Stock Options	356,560	356,560	356,560	139,488
Accelerated Vesting of Restricted Stock/RSUs	526,321	526,321	526,321	149,303
Total	882,881	2,044,838	882,881	844,156

(1)

Unvested stock options and unvested stock awards will vest if there is a change in control of the company only if such options or awards are not continued, assumed or substituted in connection with the transaction or if there is a termination of employment without cause or by the executive for good reason within two years following the change in control.  The estimated values of the accelerated stock options, restricted stock and restricted stock unit awards listed in this column for each of the named executive officers are based on the closing price of a share of our Class A common stock as reported on the New York Stock Exchange on August 31, 2018, which was $85.48.

(2)

Each of the named executive officers executed a confidentiality, non-solicitation and non-competition agreement under which each executive agreed not to use or disclose any confidential information relating to the company during the executive’s employment and after termination.  Each executive also agreed not to compete with the company or to solicit any employees of the company during his employment and for two years following termination of his employment.  All payments under the change in control arrangements are contingent on the executives complying with the foregoing obligations and executing a general release in favor of the company.

(3)

The severance amounts in this column reflect estimated amounts payable upon the occurrence of (i) a change in control of the company and (ii) the termination of employment of the named executive officers within two years following such change in control, (a) by the company, without cause or (b) by the executive for good reason.  The estimated severance amount listed in this column for each of the named executive officers was calculated using the named executive officer’s base salary that was in effect as of August 31, 2018.  The estimated values of the accelerated stock options, restricted stock and restricted stock unit awards listed in this column for each of the named executive officers are based on the closing price of a share of our Class A common stock as reported on the New York Stock Exchange on August 31, 2018, which was $85.48.

(4)

The amounts in this column reflect estimated amounts payable upon the death, disability or retirement of a named executive officer under the terms of our Omnibus Incentive Plans and awards thereunder.  None of our named executive officers are currently eligible for retirement.  The estimated values of the accelerated stock options, restricted stock and restricted stock unit awards listed in this column are based on the closing price of a share of our Class A common stock as reported on the New York Stock Exchange on August 31, 2018, which was $85.48.

68   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

(5)

The amounts in this column reflect estimated amounts that would be payable under the MSC Executive Severance Plan, which was adopted on October 27, 2016, in the event of a “qualifying termination,” (i) assuming that the qualifying termination had occurred on August 31, 2018 and (ii) based on the price per share of our Class A common stock on August 31, 2018, which was $85.48.  Mr. Gershwind is not a participant in the MSC Executive Severance Plan.  The estimated severance amount listed in this column for each of the named executive officers (other than Mr. Gershwind) was calculated using the named executive officer’s base salary that was in effect as of August 31, 2018.  Severance amounts and medical benefits would be payable in equal installments in accordance with the company’s normal payroll practices over the applicable period of either 15 or 18 months.  As described above under the section entitled “Potential Payments Upon Termination or Change in Control — Executive Severance Plan,” the accelerated stock options, restricted stock and restricted stock unit awards listed in this column consist of awards that otherwise would have vested on the next scheduled vesting date after the named executive officer’s qualifying termination.  The estimated values of the accelerated stock options, restricted stock and restricted stock unit awards listed in this column are based on the closing price of a share of our Class A common stock as reported on the New York Stock Exchange on August 31, 2018, which was $85.48.  As a condition of receiving any severance benefit under the MSC Executive Severance Plan, a participant will be required to execute and not revoke a severance and release agreement in favor of the company in such form and of such content as the plan administrator, in its sole discretion, may require.  In addition, no participant will be entitled to receive severance benefits in the event that the plan administrator determines, in its sole discretion, among other things, that at the time of the participant’s qualifying termination, the company had cause to terminate the participant due to failure to meet company-established performance criteria, the participant’s misconduct, or the participant’s violation of any applicable company policy.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   69

Indemnification Agreements; Directors and Officers Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers.  The indemnification agreements clarify and enhance the rights and obligations of the company and the indemnitee with respect to indemnification and advancement of expenses already provided for in our Certificate of Incorporation and Amended and Restated By-laws.  The indemnification agreements provide that we will indemnify the indemnitee to the fullest extent permitted by New York law against all indemnifiable losses relating to, resulting from or arising out of any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation that the indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding.  The indemnification agreements also provide for the advancement of expenses.  In addition, we have entered into indemnification agreements with certain of our officers who serve as members of the Administrative Committee of our 401(k) plan.  These indemnification agreements provide such officers with indemnification to the maximum extent permitted by law in connection with any actions or omissions such officers take or fail to take in their capacity as members of the Administrative Committee.

On May 12, 2018, we renewed our policies for directors and officers liability insurance.  The policies are issued by Illinois National Insurance Company, Travelers Casualty and Surety Company of America, QBE Insurance Corporation, ACE American Insurance Company and XL Specialty Insurance Company.  The policies expire on May 12, 2019, and the total annual premium is approximately $368,000.  On May 12, 2018, we also renewed our fiduciary liability insurance policy, which covers directors and associates who serve as fiduciaries for our employee benefit plans.  The policy is issued by Illinois National Insurance Company, expires on May 12, 2019, and the annual premium is approximately $16,000.

70   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median associate and the annual total compensation of our Chief Executive Officer.

For fiscal year 2018:

•	the annual total compensation of our median associate was $49,415; and
•	the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table appearing under “Executive Compensation,” was $4,461,519.

Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median associate for fiscal year 2018 was estimated to be 90:1.

To identify the median of the annual total compensation of all our associates, as well as to determine the annual total compensation of our median associate, the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

•

We selected August 31, 2018 as the date for identifying our median associate.  We determined that, as of August 31, 2018, our employee population, which includes our U.K. and Canada operations, consisted of approximately 6,500 associates.

•	Our employee population data described above excludes approximately 140 employees of All Integrated Solutions, which we acquired in April 2018.
•

We identified our median associate based on the total cash compensation earned for fiscal year 2018.  Total cash compensation earned for fiscal year 2018 included base salary, bonus and incentives, commissions and overtime earned for such period.

•

For purposes of identifying the median associate, we applied the following exchange rates at August 31, 2018: (i) 1 British pound to 1.30168 U.S. dollars and (ii) 1 Canadian dollar to 0.77212 U.S. dollars.

•

Once we identified our median associate, we then determined our median associate’s annual total compensation for fiscal year 2018 in the same manner that we determine the annual total compensation of our named executive officers for purposes of the Summary Compensation Table appearing under “Executive Compensation.”  The annual total compensation of our median associate for fiscal year 2018 was determined to be $49,415, which was then compared to the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table appearing under “Executive Compensation.”

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices.  Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

We believe this pay ratio is a reasonable estimate calculated in a manner consistent with applicable rules of the SEC.  This information is being provided for compliance purposes.  Neither sthe Compensation Committee nor management of the company used the pay ratio measure in making compensation decisions for fiscal year 2018.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   71

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS (PROPOSAL NO. 3)

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

As described in greater detail in the section entitled “Compensation Discussion and Analysis,” our key compensation goals are to: create a performance driven culture based on personal accountability by linking rewards to company and individual performance; provide a market competitive compensation opportunity to enable the company to attract, retain and motivate highly talented associates; and recruit, retain and motivate highly talented executives, align our executives’ interests with those of our shareholders and provide performance-based compensation that appropriately rewards our executives.  Our compensation programs include a number of key features designed to accomplish these objectives.

Our Board urges our shareholders to read the section entitled “Compensation Discussion and Analysis,” which describes in detail how our executive compensation practices operate and are designed to achieve our key compensation goals, as well as the Summary Compensation Table and other related compensation tables and narrative discussion appearing under “Executive Compensation,” which provide detailed information about the compensation of our named executive officers.  Based on company and individual performance, the Compensation Committee believes that compensation levels for fiscal year 2018 were appropriate and consistent with the philosophy and objectives of the company’s compensation programs.

This vote is advisory, which means that this vote on executive compensation is not binding on the company, our Board or our Compensation Committee.  The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.  To the extent there is any significant vote against our named executive officers’ compensation as disclosed in this proxy statement, our Compensation Committee will consider our shareholders’ concerns and evaluate whether any actions are necessary to address those concerns.

The affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting is required to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.

Accordingly, we ask our shareholders to vote on the following resolution at our 2019 annual meeting of shareholders:

“RESOLVED, that the Company’s shareholders hereby approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

As previously disclosed, we plan to hold the “say on pay” advisory vote on an annual basis.  The next shareholder advisory vote on executive compensation will occur at our 2020 annual meeting of shareholders.

The Board recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

72   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

Information for our equity compensation plans in effect as of September 1, 2018 is as follows:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders:	—	—	—
Equity compensation plans (excluding Associate Stock Purchase Plan)	1,760,090	$72.96	3,403,858 (1)
Associate Stock Purchase Plan	—	—	125,694
Equity compensation plans not approved by security holders:	—	—	—
Total	1,760,090	$72.96	3,529,552

_____________________________

(1)

Represents shares available for future issuance under our 2015 Omnibus Incentive Plan.  Such shares may become subject to stock option grants or stock appreciation rights or may be issued directly as stock awards with such terms and conditions, performance requirements, restrictions, forfeiture provisions, contingencies and other limitations as determined by the plan administrator.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   73

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information set forth in the following tables is furnished as of October 31, 2018, except as otherwise noted, regarding the beneficial ownership of our Class A common stock and our Class B common stock by:

•	each shareholder known to us to be the beneficial owner of more than 5% of our Class A common stock or Class B common stock;
•	each director and nominee for director of the company;
•	each of our named executive officers; and
•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares.  Shares of Class A common stock subject to options that are exercisable as of October 31, 2018 or are exercisable within 60 days of October 31, 2018 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of calculating the percentage ownership of such person but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.  In addition, since all of the shares of Class B common stock are convertible at the option of the holder into Class A common stock on a share-for-share basis, the beneficial owner of shares of Class B common stock is deemed to be a beneficial owner of the same number of shares of Class A common stock.  In indicating below the amount and nature of a person’s beneficial ownership of Class A common stock and the percentage of the class owned by such person, it has been assumed that such person has converted into Class A common stock all shares of Class B common stock of which such person is a beneficial owner.  Furthermore, such shares of Class A common stock are deemed outstanding for the purpose of calculating the percentage ownership of such person, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.

In the tables below, percentage ownership is based on 44,961,465 shares of our Class A common stock and 10,368,327 shares of our Class B common stock outstanding as of October 31, 2018.  Except as otherwise indicated, the persons listed in the tables below have advised us that they have sole voting and investment power with respect to the shares listed as owned by them.

74   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

Security Ownership of Certain Beneficial Owners

	Class A common stock			Class B common stock
Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership		Percent of Class	Amount & Nature of Beneficial Ownership		Percent of Class	Percent Voting Power (1)
Mitchell Jacobson (2)	6,233,085	(3)	12.2%	6,219,085	(4)	60.0%	41.9%
Marjorie Gershwind Fiverson (5)	1,818,035	(6)	3.9%	1,812,821	(7)	17.5%	12.2%
Erik Gershwind (2)	1,400,541	(8)	3.0%	1,064,070	(9)	10.3%	7.4%
Stacey Bennett (5)	912,427	(10)	2.0%	862,207	(11)	8.3%	5.8%
Mitchell L. Jacobson 2005 GRAT #2 Trust (5)	1,965,161	(12)	4.2%	1,965,161	(13)	19.0%	13.2%
The Vanguard Group (14)	4,589,058		10.2%	—		—	3.1%
BlackRock, Inc. and its Subsidiaries (15)	3,689,473		8.2%	—		—	2.5%
JP Morgan Chase & Co. and its Subsidiaries (16)	2,652,412		5.9%	—		—	1.8%
NewSouth Capital Management, Inc. (17)	2,407,427		5.4%	—		—	1.6%
Citadel GP LLC and its Affiliates (18)	2,349,212		5.2%	—		—	1.6%

_____________________________

(1)

Voting power represents the combined voting power of Class A common stock and Class B common stock owned beneficially by such person.  On all matters to be voted upon at the annual meeting and any adjournments or postponements thereof, the holders of the Class A common stock and the Class B common stock vote together as a single class, with each record holder of Class A common stock entitled to one vote per share of Class A common stock and each record holder of Class B common stock entitled to ten votes per share of Class B common stock.  For the purpose of calculating the voting power of each beneficial owner, shares of Class A common stock subject to options that are exercisable as of October 31, 2018 or are exercisable within 60 days of October 31, 2018 are deemed to be outstanding and to be beneficially owned by the person holding such options (but are not treated as outstanding for the purpose of calculating the voting power of any other person) and shares of Class B common stock are included on a non-converted basis only.

(2)	This beneficial owner’s address is c/o MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, New York 11747.
(3)

This number consists of (a) 14,000 shares of Class A common stock held by a family charitable foundation, of which Mr. Jacobson is a director, as to which shares Mr. Jacobson has shared voting and dispositive power (and which shares are also reported as beneficially owned by Ms. Bennett); and (b) 6,219,085 shares of Class B common stock, which are convertible into shares of our Class A common stock on a share-for-share basis at any time, and which are discussed in more detail in footnote 4 below.

(4)

This number consists of (a) 1,852,121 shares of Class B common stock owned directly by Mr. Jacobson; (b) 48,700 shares of Class B common stock held by a trust, of which Mr. Jacobson is the settlor and Mr. Jacobson’s spouse is a co-trustee; (c) 2,353,103 shares of Class B common stock held by grantor retained annuity trusts, of which Mr. Jacobson is the settlor, sole annuitant and trustee, and other trusts over whose portfolio securities Mr. Jacobson exercises voting and dispositive power; and (d) 1,965,161 shares of Class B common stock held by a trust of which Mr. Jacobson is the settlor and his spouse is a co-trustee (and which shares are also reported as beneficially owned by the Mitchell L. Jacobson 2005 GRAT #2 Trust).  Mr. Jacobson disclaims beneficial ownership of the 4,366,964 shares of Class B common stock that are held by these trusts, except to the extent of his pecuniary interest.

(5)	This beneficial owner’s address is c/o Jacobson Family Investments, Inc., 410 Park Avenue, New York, New York 10022.
(6)

This number consists of (a) 2,301 shares of Class A common stock owned directly by Ms. Gershwind Fiverson; (b) 2,913 shares of Class A common stock held by a family charitable foundation, of which Ms. Gershwind Fiverson is a director, as to which shares Ms. Gershwind Fiverson has shared voting and dispositive power (and which shares are also reported as beneficially owned by Mr. Gershwind and Ms. Bennett); and (c) 1,812,821 shares of Class B common stock, which are convertible into shares of our Class A common stock on a share-for-share basis at any time, and which are discussed in more detail in footnote 7 below.

(7)

This number consists of (a) 758,011 shares of Class B common stock owned directly by Ms. Gershwind Fiverson; and (b) 1,054,810 shares of Class B common stock held by grantor retained annuity trusts of which Ms. Gershwind Fiverson is the settlor, sole annuitant and trustee, and other trusts over whose portfolio securities Ms. Gershwind Fiverson exercises voting and dispositive power.  Ms. Gershwind Fiverson disclaims beneficial ownership of the 1,054,810 shares of Class B common stock that are held by these trusts, except to the extent of her pecuniary interest.

(8)

This number consists of (a) 104,268 shares of Class A common stock owned directly by Mr. Gershwind; (b) 209,078 shares of Class A common stock issuable upon the exercise by Mr. Gershwind of stock options that are exercisable as of October 31, 2018 or exercisable within 60 days of October 31, 2018; (c) 1,430 unvested restricted shares of Class A common stock over which Mr. Gershwind has voting rights but which are subject to restrictions on transfer; (d) 21,695 shares of Class A common stock held by family charitable foundations, of which Mr. Gershwind is a director, as to which shares Mr. Gershwind has sole voting and dispositive power for 18,782 shares and shared voting and dispositive power for 2,913 shares (and which 2,913 shares are also reported as beneficially owned by Ms. Gershwind Fiverson and Ms. Bennett); and (e) 1,064,070 shares of Class B common stock, which are convertible into shares of our Class A common stock on a share-for-share basis at any time, and which are discussed in more detail in footnote 9 below. Excludes 247,984 shares held by a limited liability company of which Mr. Gershwind, together with Ms. Bennett and family related trusts, are members, and as to which shares Mr. Gershwind disclaims beneficial ownership.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   75

(9)

This number consists of (a) 878,842 shares of Class B common stock owned directly by Mr. Gershwind; (b) 67,018 shares of Class B common stock held by grantor retained annuity trusts of which Mr. Gershwind is the settlor, sole annuitant and trustee; (c) 45,547 shares of Class B common stock, which are held by a trust of which Mr. Gershwind is a co-trustee and beneficiary, as to which shares Mr. Gershwind has shared voting and dispositive power; and (d) 72,663 shares of Class B common stock, which are held by a trust of which Mr. Gershwind is a trustee.  Mr. Gershwind disclaims beneficial ownership of 139,681 shares of Class B common stock that are held by these trusts, except to the extent of his pecuniary interest.

(10)

This number consists of (a) 14,525 shares of Class A common stock, which are held by a trust of which Ms. Bennett is a co-trustee and beneficiary, as to which shares Ms. Bennett has shared voting and dispositive power; (b) 35,695 shares of Class A common stock held by family charitable foundations, of which Ms. Bennett is a director, as to which shares Ms. Bennett has sole voting and dispositive power for 18,782 shares and shared voting and dispositive power for 16,913 shares (and for which 14,000 shares are also reported as beneficially owned by Mr. Jacobson and 2,913 shares are also reported as beneficially owned by Ms. Gershwind Fiverson and Mr. Gershwind); and (c) 862,207 shares of Class B common stock, which are convertible into shares of our Class A common stock on a share-for-share basis at any time, and which are discussed in more detail in footnote 11 below. Excludes 247,984 shares held by a limited liability company of which Ms. Bennett, together with Mr. Gershwind and family related trusts, are members, and as to which shares Ms. Bennett disclaims beneficial ownership.

(11)

This number consists of (a) 668,144 shares of Class B common stock owned directly by Ms. Bennett; (b) 27,404 shares of Class B common stock held by grantor retained annuity trusts of which Ms. Bennett is the settlor, sole annuitant and trustee; (c) 85,038 shares of Class B common stock, which are held by a trust of which Ms. Bennett is a co-trustee and beneficiary, as to which shares Ms. Bennett has shared voting and dispositive power; and (d) 81,621 shares of Class B common stock, which are held by a trust of which Ms. Bennett is a trustee.  Ms. Bennett disclaims beneficial ownership of 109,025 shares of Class B common stock that are held by these trusts, except to the extent of her pecuniary interest.

(12)

This number consists of 1,965,161 shares of Class B common stock, which are convertible into shares of our Class A common stock on a share-for-share basis at any time, and which are discussed in more detail in footnote 13 below.

(13)	This number consists of 1,965,161 shares owned directly by the trust (which shares are also reported as beneficially owned by Mr. Jacobson).
(14)

Based on information supplied by The Vanguard Group in an amended Schedule 13G filed with the SEC on November 13, 2018. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group is deemed to have sole voting power over 22,024 of these shares, shared voting power over 5,300 of these shares, sole dispositive power over 4,565,677 of these shares and shared dispositive power over 23,381 of these shares.

(15)

Based on information supplied by BlackRock, Inc. in an amended Schedule 13G filed with the SEC on January 25, 2018. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. BlackRock, Inc. is deemed to have sole voting power over 3,513,376 of these shares and sole dispositive power over 3,689,473 of these shares.

(16)

Based on information supplied by JPMorgan Chase & Co. in an amended Schedule 13G filed with the SEC on January 24, 2018. The address of JPMorgan Chase & Co. is 270 Park Avenue, New York, NY 10017. JPMorgan Chase & Co. is deemed to have sole voting power over 2,591,791 of these shares and sole dispositive power over 2,651,912 of these shares.

(17)

Based on information supplied by NewSouth Capital Management, Inc. in a Schedule 13G filed with the SEC on February 13, 2018. The address of NewSouth Capital Management, Inc. is 999 S. Shady Grove Rd., Suite 501, Memphis, TN 38120. NewSouth Capital Management, Inc. is deemed to have sole voting power over 1,105,262 of these shares and sole dispositive power over 2,407,427 of these shares.

(18)

Based on information supplied by Ashler Capital LLC, Citadel Advisors Holdings LP, Citadel GP LLC and Mr. Kenneth Griffin in a Schedule 13G filed with the SEC on March 13, 2018 with respect to shares of Class A common stock owned by Ashler Capital Master Fund Ltd., a Cayman Islands limited company, Citadel Multi-Strategy Equities Master Fund Ltd., a Cayman Islands limited company, Citadel Global Equities Master Fund Ltd., a Cayman Islands limited company, and Citadel Securities LLC, a Delaware limited liability company. Ashler Capital LLC is the portfolio manager for Ashler Capital Master Fund Ltd. Citadel Advisors LLC, a Delaware limited liability company, is the portfolio manager for Citadel Multi-Strategy Equities Master Fund Ltd. and Citadel Global Equities Master Fund Ltd.  Citadel Advisors Holdings LP is the sole member of Ashler Capital LLC and Citadel Advisors LLC. Citadel GP LLC is the general partner of Citadel Advisors Holdings LP. CALC III LP, a Delaware limited partnership, is the non-member manager of Citadel Securities LLC. Citadel Securities GP LLC, a Delaware limited liability company, is the general partner of CALC III LP. Mr. Griffin is the President and Chief Executive Officer of Citadel GP LLC, and owns a controlling interest in Citadel GP LLC and Citadel Securities GP LLC. The address of Ashler Capital LLC, Citadel Advisors Holdings LP, Citadel GP LLC and Mr. Griffin is 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603.  Ashler Capital LLC is deemed to have shared dispositive power and shared voting power over 2,283,346 of these shares, Citadel Advisors Holdings LP and Citadel GP LLC are each deemed to have shared dispositive power and shared voting power over 2,286,488 of these shares, and Mr. Griffin is deemed to have shared voting power and shared dispositive power over 2,349,212 of these shares.

76   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

Security Ownership of Management

The address of each individual named below is as follows: c/o MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, New York 11747.  All fractional shares reported in the table below have been rounded to the nearest whole share.

	Class A common stock			Class B common stock
Name	Amount & Nature of Beneficial Ownership		Percent of Class	Amount & Nature of Beneficial Ownership		Percent of Class	Percent Voting Power (1)
Mitchell Jacobson	6,233,085	(2)	12.2%	6,219,085	(3)	60.0%	41.9%
Erik Gershwind	1,400,541	(4)	3.0%	1,064,070	(5)	10.3%	7.4%
Jonathan Byrnes	11,557		*	—		—	*
Roger Fradin	35,771		*	—		—	*
Louise Goeser	13,771		*	—		—	*
Michael Kaufmann	3,153		*	—		—	*
Denis Kelly	9,400	(6)	*	—		—	*
Steven Paladino	3,153		*	—		—	*
Philip Peller	12,364	(7)	*	—		—	*
Rustom Jilla	64,362	(8)	*	—		—	*
Douglas Jones	98,319	(9)	*	—		—	*
Steve Armstrong	61,636	(10)	*	—		—	*
Steven Baruch	41,773	(11)	*	—		—	*
All directors, nominees for director and executive officers as a group (17 persons)	8,188,421	(12)	15.5%	7,283,155	(13)	70.2%	49.5%

_____________________________

*Less than 1%

(1)

Voting power represents the combined voting power of Class A common stock and Class B common stock owned beneficially by such person.  On all matters to be voted upon at the annual meeting and any adjournments or postponements thereof, the holders of the Class A common stock and the Class B common stock vote together as a single class, with each record holder of Class A common stock entitled to one vote per share of Class A common stock and each record holder of Class B common stock entitled to ten votes per share of Class B common stock.  For the purpose of calculating the voting power of each beneficial owner, shares of Class A common stock subject to options that are exercisable as of October 31, 2018 or are exercisable within 60 days of October 31, 2018 are deemed to be outstanding and to be beneficially owned by the person holding such options (but are not treated as outstanding for the purpose of calculating the voting power of any other person) and shares of Class B common stock are included on a non-converted basis only.

(2)	See footnote 3 to the Security Ownership of Certain Beneficial Owners table, located on page 75 of this proxy statement.
(3)	See footnote 4 to the Security Ownership of Certain Beneficial Owners table, located on page 75 of this proxy statement.
(4)	See footnote 8 to the Security Ownership of Certain Beneficial Owners table, located on page 75 of this proxy statement.
(5)	See footnote 9 to the Security Ownership of Certain Beneficial Owners table, located on page 76 of this proxy statement.
(6)	Includes 8,000 shares held in a joint account over which Mr. Kelly’s wife has shared voting and investment power.
(7)	Includes 9,358 shares held by an irrevocable trust, of which Mr. Peller is the settlor, Mr. Peller’s daughter is the sole trustee, and Mr. Peller’s wife is the beneficiary.
(8)

Includes 48,521 shares of Class A common stock issuable upon the exercise by Mr. Jilla of stock options that are exercisable as of October 31, 2018 or exercisable within 60 days of October 31, 2018. Includes 2,842 unvested restricted shares of Class A common stock over which Mr. Jilla has voting rights but which are subject to restrictions on transfer. Also includes 1,000 shares held in a joint account over which Mr. Jilla’s wife has shared voting and investment power.

(9)

Includes 88,852 shares of Class A common stock issuable upon the exercise by Mr. Jones of stock options that are exercisable as of October 31, 2018 or exercisable within 60 days of October 31, 2018. Also includes 542 unvested restricted shares of Class A common stock over which Mr. Jones has voting rights but which are subject to restrictions on transfer.

(10)

Includes 48,782 shares of Class A common stock issuable upon the exercise by Mr. Armstrong of stock options that are exercisable as of October 31, 2018 or exercisable within 60 days of October 31, 2018. Also includes 502 unvested restricted shares of Class A common stock over which Mr. Armstrong has voting rights but which are subject to restrictions on transfer.

(11)

Includes 35,872 shares of Class A common stock issuable upon the exercise by Mr. Baruch of stock options that are exercisable as of October 31, 2018 or exercisable within 60 days of October 31, 2018.  Also includes 239 unvested restricted shares of Class A common stock over which Mr. Baruch has voting rights but which are subject to restrictions on transfer.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   77

(12)

Includes (a) 597,756 shares of Class A common stock issuable upon the exercise of stock options that are exercisable as of October 31, 2018 or exercisable within 60 days of October 31, 2018 and (b) 7,310 unvested restricted shares of Class A common stock over which the directors and executives have voting rights but which are subject to restrictions on transfer.  Also includes 145 shares of Class A common stock purchased but not yet issued as of October 31, 2018 pursuant to our Associate Stock Purchase Plan.  Also includes 7,283,155 shares of Class B common stock beneficially owned or which may be deemed to be beneficially owned by Mr. Jacobson, our Chairman of the Board, or Mr. Erik Gershwind, our President and Chief Executive Officer and a director of the company, which are convertible into shares of our Class A common stock on a share-for-share basis at any time. Please see also footnotes 3 and 8 to the Security Ownership of Certain Beneficial Owners table, located on page 75 of this proxy statement.

(13)

Includes shares of Class B common stock beneficially owned or which may be deemed to be beneficially owned by Mr. Jacobson or Mr. Gershwind.  Please see also footnotes 4 and 9 to the Security Ownership of Certain Beneficial Owners table, located on pages 75 and 76 of this proxy statement.

78   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Proposals of shareholders submitted under SEC Rule 14a-8 and intended for inclusion in our proxy statement for our 2020 annual meeting of shareholders must be received by us no later than August 20, 2019.  Any such shareholder proposals may be included in our proxy statement for our 2020 annual meeting of shareholders so long as they are provided to us on a timely basis and satisfy the other conditions set forth in the applicable rules and regulations of the SEC.  For shareholder proposals submitted outside the processes of SEC Rule 14a-8 which are not included in our proxy statement and which may properly be presented for consideration at our 2020 annual meeting of shareholders, and in accordance with SEC Rule 14a-4(c), the proxy or proxies designated by us will have discretionary authority to vote on any such matter unless notice of the matter is received by us not later than November 4, 2019.  Shareholder proposals should be directed to our Corporate Secretary at MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, New York 11747.

INFORMATION ABOUT THE MEETING

When and where is the annual meeting?

Our 2019 annual meeting of shareholders will be held at the Hilton Long Island/Huntington, 598 Broad Hollow Road, Melville, New York 11747, on January 29, 2019 at 9:00 a.m., local time.

What am I voting on?

You are voting on the following proposals:

•	to elect nine directors to serve for one-year terms;
•	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2019;
•	to approve, on an advisory basis, the compensation of our named executive officers; and
•	to consider and act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

What are the voting recommendations of the Board of Directors?

Our Board recommends that you vote “FOR” each of the director nominees, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2019 and “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

Who is entitled to vote?

Only shareholders of record of our Class A common stock and our Class B common stock at the close of business on December 11, 2018, the record date, are eligible to vote at the annual meeting. On that date, we had outstanding 45,146,984 shares of our Class A common stock and 10,193,348 shares of our Class B common stock.

What is a shareholder of record?

You are a shareholder of record if you are registered as a shareholder with our transfer agent, Computershare Trust Company, N.A.

What is a beneficial shareholder?

You are a beneficial shareholder if a brokerage firm, bank, trustee or other agent holds your shares in their name for your benefit.  This form of ownership is often called ownership in “street name,” since your name does not appear in our records.  If you are a beneficial shareholder, you may vote by following the voting instructions provided by your broker, bank, trustee or other nominee included with your proxy materials or with the instructions on how to access the proxy materials electronically.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   79

What is a broker non-vote?

If you hold shares beneficially in street name and do not provide your broker, bank or other agent with voting instructions, your shares could constitute “broker non-votes.”  Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and the beneficial owner does not provide instructions.

If you are a beneficial owner whose shares are held in the name of a broker, and you do not provide your broker with voting instructions, the broker has the authority to vote your shares for or against certain “routine” matters.  The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2019 is the only routine matter being considered at the 2019 annual meeting.

We encourage you to provide instructions to your broker or other nominee so that your shares may be voted.  If you do not provide instructions to your broker or other nominee, your shares will not be voted in the director elections or on the advisory vote on executive compensation.

What is a quorum?

A quorum is the minimum number of shares required to hold a shareholders meeting.  Under New York law and our By-Laws, the presence in person or by proxy of the holders of a majority of the total shares of our Class A common stock and our Class B common stock that are entitled to vote is necessary to constitute a quorum at the annual meeting.

What is the vote required for each proposal?

The election of each nominee for director requires the affirmative vote of a plurality of the votes cast in person or by proxy at the annual meeting.  The approval of the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2019 and the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement each requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting. Abstentions will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Broker non-votes are not counted for any purpose in determining whether a matter has been approved, but, along with abstentions, are considered present and entitled to vote for purposes of determining a quorum.

On all matters to be voted upon at the annual meeting and any adjournments or postponements thereof, the record holders of our Class A common stock and our Class B common stock vote together as a single class, with each holder of Class A common stock entitled to one vote per share of Class A common stock and each holder of Class B common stock entitled to ten votes per share of Class B common stock.

How do I vote?

If you are a shareholder of record, you may vote in person at the 2019 annual meeting, on the Internet, by telephone or by signing, dating and mailing your proxy card.  Detailed instructions for Internet voting are provided in the Notice of Internet Availability and instructions for Internet voting and telephone voting are provided in the printed proxy card.  If you are a beneficial shareholder, you must follow the voting procedures provided by your broker, bank, trustee or other nominee included with your proxy materials or with the instructions on how to access the proxy materials electronically.

If you are a record holder and you sign your proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board (“FOR” all nine of our nominees to the Board, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2019 and “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement).

If your shares are held in the MSC Industrial Direct 401(k) Plan, the enclosed proxy will serve as a voting instruction card for the trustee of the MSC Industrial Direct 401(k) Plan, T. Rowe Price Trust Company, who will vote all shares of Class A common stock of the company allocated to your 401(k) account in accordance with your instructions.  If the voting instruction card is returned without choices marked, and if not otherwise directed, the shares in your 401(k) account that are represented by the voting instruction card will not be voted.

80   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

What will happen if another matter properly comes before the annual meeting?

Our Board does not intend to bring any matter before the annual meeting except as specifically indicated in the accompanying notice and these proxy materials, nor does our Board know of any matters that anyone else proposes to present for action at the annual meeting.  However, if any other matters are properly presented at the meeting for a vote, the enclosed proxy card confers discretionary authority to the individuals named as proxies to vote the shares represented by proxy as to those matters.

If I plan to attend the annual meeting, should I still vote by proxy?

All shareholders are cordially invited to attend the annual meeting.  However, to assure your representation at the annual meeting, we urge you to vote your shares as promptly as possible either by Internet, by telephone or by completing, signing and dating a printed proxy card and returning it in the postage-paid envelope provided.  Any shareholder attending the annual meeting may vote in person, even if he or she has already voted or returned a proxy card.

If you vote by Internet, telephone or proxy and also attend the meeting, you do not need to vote again at the meeting, unless you want to change your vote.  Written ballots will be available at the meeting for shareholders of record.  Beneficial shareholders who wish to vote in person at the meeting must request a proxy from their broker or other nominee and bring that proxy to the annual meeting.

Who pays the cost for the solicitation of proxies?

We will pay any expenses for the solicitation of proxies for the annual meeting.  Such solicitation may be made in person or by telephone by officers and associates of the company.  Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses that they incur in forwarding material to the beneficial owners of shares of our Class A common stock.

How do I change my vote?

Shareholders of record may revoke their proxies and change their vote by giving written notice of revocation to our Corporate Secretary before the annual meeting, by delivering later-dated proxies (either in writing, by telephone or over the Internet), or by voting in person at the meeting.  Beneficial shareholders may change their vote by following the instructions of their broker, bank, trustee or other nominee.

How may I obtain a separate set of proxy materials or request a single set for my household?

For registered shareholders who receive paper copies of this proxy statement, copies of our 2018 annual report to shareholders are being mailed simultaneously with this proxy statement.  All other registered shareholders will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials and annual report online and how to request paper copies of our proxy materials and annual report.  If you are a registered shareholder and want to save us the cost of mailing more than one copy of our proxy materials and annual report or Notice of Internet Availability of Proxy Materials, as applicable, to the same address, we will discontinue, at your request to the Corporate Secretary of the company, mailing the duplicate copy to the account or accounts you select.  Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports or Notice of Internet Availability of Proxy Materials, as applicable, and who wish to receive a single copy of such materials in the future, will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address.

MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement   81

If you are the beneficial owner, but not the record holder, of shares of our Class A common stock, your broker, bank or other nominee may deliver only one copy of this proxy statement and our 2018 annual report or instructions on how to access the proxy materials electronically, as applicable, to multiple shareholders who share an address, unless that nominee has received contrary instructions from one or more of the shareholders.  If you are a beneficial holder and wish to receive multiple copies of such materials in the future, you will need to contact your broker, bank or other nominee to request multiple copies.

We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and our 2018 annual report or Notice of Internet Availability of Proxy Materials, as applicable, to any registered shareholder at a shared address to which a single copy of the document or documents was delivered.  A registered shareholder who wishes to receive a separate copy of the proxy statement and annual report or Notice of Internet Availability of Proxy Materials, as applicable, now or in the future, should submit this request by writing to Corporate Secretary, MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, New York 11747, or calling (516) 812-2000.

What is the address of your principal executive office?

The mailing address of our principal executive office is 75 Maxess Road, Melville, New York 11747.  We also maintain a co-located headquarters at 525 Harbour Place Drive, Davidson, North Carolina 28036.

OTHER MATTERS

We will provide to each shareholder, without charge and upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended September 1, 2018 and any exhibit thereto.  Any such written request should be directed to the office of our Chief Financial Officer, c/o MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, New York 11747.

It is important that your shares be represented at the meeting, regardless of the number of shares which you hold.  If you are a registered shareholder, we urge you to vote promptly by Internet, by telephone or by dating, signing and mailing a printed proxy card.  If you are a beneficial shareholder, we urge you to vote promptly by following the instructions provided by your broker, bank, trustee or other nominee.

By Order of the Board of Directors,
Steve Armstrong Senior Vice President, General Counsel and Corporate Secretary
Melville, New York December 19, 2018

82   MSC Industrial Direct Co., Inc.  Notice of 2019 Annual Meeting and 2018 Proxy Statement

MSC BUILT TO MAKE YOU BETTER MSC INDUSTRIAL DIRECT CO., INC. 75 MAXESS ROAD MELVILLE< NEW YORK 11747-3151 VOTE BY INTERNET www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials and annual reports electronically in future years. VOTE BY PHONE – 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Easter Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E53953-P15988-Z73685 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. MSC INDUSTRIAL DIRECT CO., INC. The Board of Directors recommends you vote FOR the listed director nominees to serve for one-year terms: Proposal No. 1: Election of Directors Nominees: 01) Mitchell Jacobson 02) Erik Gershwind 03) Jonathan Byrnes 04) Roger Fradin 05) Louise Goeser 06) Michael Kaufmann 07) Denis Kelly 08) Steven Paladino 09) Philip Peller For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below: The Board of Directors recommends you vote FOR the following proposals: For Against Abstain Proposal No. 2: Ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2019 To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2019. Proposal No. 3: Approval, on an Advisory Basis, of the Compensation of Named Executive Officers To approve, on an advisory basis, the compensation of our named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournments or postponements thereof. Authorized Signatures – Date and Sign Below – This section must be completed for your vote to be counted. NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your complete title. Signature (PLEASE SIGN WITHIN BOX) Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report With Form 10-K Wrap are available at www.proxyvote.com

E53954-P15988-Z73685 Proxy – MSC INDUSTRIAL DIRECT CO., INC. Tuesday, January 29, 2019, 9:00 a.m. Hilton Long Island/Huntington 598 Broad Hollow Road Melville, NY 11747 ANNUAL MEETING OF SHAREHOLDERS – JANUARY 29, 2019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints each of John Chironna and Steve Armstrong as the undersigned's proxy, with full power of substitution, to vote all shares of common stock of MSC Industrial Direct Co., Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the 2019 Annual Meeting of Shareholders of the Company to be held on Tuesday, January 29, 2019 at 9:00 a.m., local time, at the Hilton Long Island/Huntington, 598 Broad Hollow Road, Melville, New York 11747, and at any adjournments or postponements thereof and, without limiting the generality of the power hereby conferred, the Proxies named above and each of them are specifically directed to vote as indicated on the reverse side. The undersigned, if a participant in the MSC Industrial Direct 401(k) Plan, directs T. Rowe Price Trust Company, Directed Trustee, to vote all shares of Class A common stock of the Company allocated to his or her account, as specified on the reverse side, at the 2019 Annual Meeting of Shareholders, including any continuation of the meeting caused by any adjournments or postponements of the meeting. All shares of our common stock registered in your name and/or held for your benefit in the plan described above are shown on this card. The shares represented hereby will be voted in accordance with the directions given by the shareholder. If a properly signed proxy is returned without choices marked, and if not otherwise directed, the shares represented by this proxy registered in your name will be voted "FOR" each of the director nominees listed in Proposal No. 1 and "FOR" Proposal Nos. 2 and 3. Regarding the MSC Industrial Direct 401(k) Plan, if an unsigned direction card or a properly signed direction card without choices marked is returned, or no direction card is received, the shares represented by those direction cards will not be voted. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, including any continuation of the meeting caused by any adjournments or postponements of the meeting. Only shareholders of record at the close of business on December 11, 2018 are entitled to notice of and to vote at the 2019 Annual Meeting of Shareholders and at any adjournments or postponements thereof. All shareholders are cordially invited to attend the 2019 Annual Meeting of Shareholders. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed proxy card as promptly as possible and return it in the postage-paid envelope provided. Any shareholder (other than a participant in the MSC Industrial Direct 401(k) Plan) attending the meeting may vote in person even if he or she has already returned a proxy. CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDE